================================================================================

                                CREDIT AGREEMENT

                           dated as of October 9, 1997

                                  by and among

                GENESIS ELDERCARE ACQUISITION CORP., AS BORROWER,

            THE FINANCIAL INSTITUTIONS IDENTIFIED HEREIN AS LENDERS,

                    MELLON BANK, N.A. AS ADMINISTRATIVE AGENT

                     and the OTHER AGENTS IDENTIFIED HEREIN

================================================================================

                                                                            Page
                                                                            ----

                                   ARTICLE 1

                                CREDIT FACILITY............................  1
            1.1   COMMITMENT TO LEND.......................................  1
            1.2   MANNER OF BORROWING......................................  2
            1.3   REPAYMENT................................................  3
            1.4   VOLUNTARY PREPAYMENTS....................................  4
            1.5   PAYMENTS BY THE BORROWER IN GENERAL......................  4
            1.6   REDUCTIONS OF COMMITMENT.................................  6
            1.7   INTEREST.................................................  6
            1.8   FEES.....................................................  7
            1.9   COMPUTATION OF INTEREST AND FEES.........................  7
            1.10 PROMISSORY NOTES; RECORDS OF ACCOUNT......................  7
            1.11 PRO RATA TREATMENT........................................  7
            1.12 TAXES ON PAYMENTS.........................................  7
            1.13 CAPITAL AND RESERVE REQUIREMENTS..........................  9
            1.14 REGISTERED NOTES.......................................... 10
            1.15 REPLACEMENT OF LENDERS.................................... 11
            1.16 CHANGE OF LENDING OFFICE.................................. 12

                                   ARTICLE 2

                   CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                                 AND FUNDINGS.............................. 13
            2.1   CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND
                  INITIAL FUNDING.......................................... 13
            2.2   CONDITIONS TO EACH LOAN.................................. 18

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES..................... 19
            3.1   REPRESENTATIONS.......................................... 19
            3.2   REPRESENTATIONS AND WARRANTIES ABSOLUTE.................. 28

                                    ARTICLE 4

                             AFFIRMATIVE COVENANTS......................... 29
            4.1   REPORTING REQUIREMENTS................................... 29

                                                                            Page
                                                                            ----

            4.2   MAINTENANCE OF EXISTENCE................................. 34
            4.3   CONDUCT OF BUSINESS AND MAINTENANCE OF LICENSES
                  AND OTHER PROPERTY....................................... 34
            4.4   MAINTENANCE OF RECORDS; FISCAL YEAR...................... 35
            4.5   COMPLIANCE WITH LAWS..................................... 35
            4.6   ERISA.................................................... 35
            4.7   RIGHT OF INSPECTION...................................... 36
            4.8   INSURANCE................................................ 36
            4.9   PAYMENT OF TAXES AND OTHER CHARGES....................... 37
            4.10  PRESERVATION OF STATUS AS SENIOR INDEBTEDNESS............ 37
            4.11  CORPORATE SEPARATENESS................................... 37
            4.12  TRANSACTIONS WITH AFFILIATES............................. 38
            4.13  MERGER................................................... 38
            4.14  USE OF PROCEEDS.......................................... 38
            4.15  CERTAIN DISPOSITIONS..................................... 38

                                    ARTICLE 5

                              NEGATIVE COVENANTS........................... 39
            5.1   INDEBTEDNESS............................................. 39
            5.2   LIENS.................................................... 39
            5.3   LOANS, ADVANCES AND INVESTMENTS.......................... 40
            5.4   ACQUISITIONS, ETC........................................ 40
            5.5   DISPOSITIONS............................................. 40
            5.6   ISSUANCE OF SUBSIDIARY STOCK OR OTHER OWNERSHIP
                  INTERESTS................................................ 40
            5.7   LEASES................................................... 41
            5.8   DIVIDENDS AND RELATED DISTRIBUTIONS...................... 41
            5.9   LIMITATION ON PAYMENTS, PREPAYMENTS, DEFEASANCE
                  AND OTHER ACTION WITH RESPECT TO CERTAIN DEBT
                  OBLIGATIONS.............................................. 41
            5.10  LIMITATIONS ON MODIFICATION OF CERTAIN DOCUMENTS......... 42
            5.11  LIMITATION ON CERTAIN RESTRICTIVE PROVISIONS.  .......... 42
            5.12  LIMITATIONS ON MERGERS, ETC.............................. 42
            5.13  AVOIDANCE OF OTHER CONFLICTS............................. 43

                                    ARTICLE 6

                                   DEFAULTS................................ 43
            6.1   "EVENT OF DEFAULT"....................................... 43
            6.2   CONSEQUENCES OF AN EVENT OF DEFAULT...................... 47
            6.3   APPLICATION OF PROCEEDS.................................. 48

                                    ARTICLE 7

                                                                            Page
                                                                            ----

                           THE ADMINISTRATIVE AGENT........................ 48
            7.1   APPOINTMENT.............................................. 48
            7.2   GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES.......... 49
            7.3   EXERCISE OF POWERS....................................... 50
            7.4   GENERAL EXCULPATORY PROVISIONS........................... 50
            7.5   ADMINISTRATION BY THE ADMINISTRATIVE AGENT............... 51
            7.6   LENDER PARTIES NOT RELYING ON ADMINISTRATIVE
                  AGENT OR OTHER LENDERS................................... 52
            7.7   INDEMNIFICATION.......................................... 52
            7.8   HOLDERS OF NOTES......................................... 53
            7.9   SUCCESSOR ADMINISTRATIVE AGENT........................... 53
            7.10  ADDITIONAL ADMINISTRATIVE AGENTS; COLLATERAL
                  AGENT.................................................... 54
            7.11  CALCULATIONS............................................. 54
            7.12  OTHER AGENTS............................................. 54
            7.13  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.......... 55

                                    ARTICLE 8

                           DEFINITIONS; CONSTRUCTION....................... 55
            8.1   CERTAIN DEFINITIONS...................................... 55
            8.2   CONSTRUCTION............................................. 72
            8.3   ACCOUNTING PRINCIPLES.................................... 73

                                    ARTICLE 9

                                 MISCELLANEOUS............................. 74
            9.1   NOTICES.................................................. 74
            9.2   PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT................... 74
            9.3   SEVERABILITY............................................. 74
            9.4   DESCRIPTIVE HEADINGS..................................... 75
            9.5   GOVERNING LAW............................................ 75
            9.6   NON-MERGER OF REMEDIES................................... 75
            9.7   NO IMPLIED WAIVER; CUMULATIVE REMEDIES................... 75
            9.8   AMENDMENTS; WAIVERS...................................... 76
            9.9   SUCCESSORS AND ASSIGNS................................... 77
            9.10  COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE
                  PAGES.................................................... 79
            9.11  MAXIMUM LAWFUL INTEREST RATE............................. 79
            9.12  INDEMNIFICATION.......................................... 79
            9.13  EXPENSES................................................. 81
            9.14  ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.......... 82
            9.15  CERTAIN WAIVERS BY BORROWER.............................. 82
            9.16  SET-OFF.................................................. 82

            9.17  SHARING OF COLLECTIONS................................... 83
            9.18  OTHER LOAN DOCUMENTS..................................... 83
            9.19  CERTAIN BORROWER ACKNOWLEDGEMENTS........................ 83
            9.20  CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER
                  OF JURY TRIAL............................................ 84

                                CREDIT AGREEMENT

            CREDIT AGREEMENT, dated as of October 9, 1997, by and among GENESIS ELDERCARE ACQUISITION CORP., a Delaware corporation formerly named Waltz Acquisition Corp. (together with its successors, the "Borrower"), the Lenders referred to on the signature pages hereto together with other lenders parties hereto from time to time pursuant to Section 9.9 below and their successors and assigns, the "Lenders"), MELLON BANK, N.A., a national banking association, as Administrative Agent for itself, the other Agents, and for the Lenders hereunder (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), and CITICORP USA, INC., a Delaware corporation, as Syndication Agent, NATIONSBANK, N.A., a national banking association, as Syndication Agent and FIRST UNION NATIONAL BANK, a national banking association, as Documentation Agent. Certain terms used herein are defined in Article 8 below.

                                 WITNESSETH THAT

            WHEREAS, the Borrower has requested that the Lenders extend the Loans to the Borrower for the purposes described herein; and

            WHEREAS, the Lenders have agreed to extend the Loans to the Borrower on the terms and conditions described herein; and

            WHEREAS, ALL OBLIGATIONS HEREUNDER AND UNDER EACH AGREEMENT AND INSTRUMENT DELIVERED IN CONNECTION HEREWITH FROM TIME TO TIME ARE "SENIOR INDEBTEDNESS" AND ARE HEREBY DESIGNATED BY THE BORROWER AS "DESIGNATED SENIOR INDEBTEDNESS" WITHIN THE MEANING OF THE 1997 SUBORDINATED NOTE INDENTURE.

                                    ARTICLE 1

                                 CREDIT FACILITY

      1.1 COMMITMENT TO LEND. (a) Loans. Upon the terms and subject to the conditions of this Agreement, each Lender agrees to make, from time to time, during the period from and including the Closing Date to but excluding the Maturity Date, one or more Loans ("Loans") to the Borrower in an aggregate unpaid principal amount not exceeding at any time such Lender's Commitment at such time; provided, however, that the Borrower shall not request, and the Lenders shall have no obligation to make, any Loans at any time in excess of the Available Commitment. The total amount of the Commitment of all Lenders on the Agreement Date is $150,000,000.

            (b) Reserved Commitment. $5,000,000 of the Commitment (the "Reserved Commitment") shall be reserved and may be borrowed only for the purpose of paying interest on the Loans and fees and other amounts payable to the Administrative Agent and the Lenders under the Loan Documents.

      1.2 MANNER OF BORROWING.

            (a) Notice of Borrowing. The Borrower shall give the Administrative Agent notice (which shall be irrevocable) no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) one Business Day prior to the requested date for the making of Loans. Each such notice shall be in the form of Exhibit A hereto and shall specify (i) the requested date for the making of such Loans, which date shall be a Business Day, (ii) the amount of the requested Loans, which shall be $5,000,000 or any integral multiple of $1,000,000 in excess thereof (except in the case of Loans under the Reserved Commitment and except that the amount of the requested Loans may be less if the amount requested is equal to the total Available Commitment). Upon receipt of any such notice, the Administrative Agent shall promptly notify each applicable Lender of the contents thereof and of the amount of the Loan to be made by such Lender on the requested date specified therein.

            (b) Funding by Lenders. Not later than 12:00 noon (Philadelphia, Pennsylvania, time) on each requested date for the making of Loans, each Lender shall make available to the Administrative Agent, in Dollars in funds immediately available to the Administrative Agent at the office designated by the Administrative Agent, the Loan to be made by such Lender on such date, provided however that if a Lender does not receive timely notice from the Administrative Agent as set forth in paragraph (a) above, such Lender shall fund the required amount promptly upon receipt of such notice. The obligations of the Lenders hereunder are several; accordingly, any Lender's failure to make any Loan to be made by it on the requested date therefor shall not relieve any other Lender of its obligation to make any Loan to be made by it on such date, but the latter shall not be liable for the former's failure.

            (c) Permitted Assumption as to Funding. Unless the Administrative Agent shall have received notice from a Lender prior to 11:00 a.m. (Philadelphia, Pennsylvania, time) on the requested date for the making of any Loan that such Lender will not make available to the Administrative Agent the Loan requested to be made by it on such date, the Administrative Agent may assume that such Lender has made such Loan available. The Administrative Agent in its sole discretion and reliance upon such assumption, may make available to the Borrower on the requested date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent the Loan requested to be made by such Lender on such date and the

Administrative Agent shall have so made available to the Borrower a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrower until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate and (ii) the Administrative Agent shall be entitled to all interest payable by the Borrower on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as the Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Without limiting any obligations of any Lender pursuant to this paragraph (c), if such Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

            (d) Disbursements of Funds to Borrower. All amounts made available to the Administrative Agent in accordance with paragraph (b) above shall be disbursed by the Administrative Agent promptly but in any event not later than 4:00 p.m. (Philadelphia, Pennsylvania, time) on the requested date therefor in Dollars in funds immediately available to the Borrower by crediting such amount to an account of the Borrower at the Administrative Agent's office or in such other manner as may be agreed to by the Borrower and the Administrative Agent.

            (e) Certain Loans to be Made Without Request. Notwithstanding paragraph (a) of this Section 1.2, Loans under the Reserved Commitment may be made for the purposes specified in Section 1.1(b) without any request by the Borrower on notice to the Lenders from the Administrative Agent. If the proceeds of any Loan under this paragraph (e) are to be paid ratably to the Lenders, it shall not be necessary for any Lender to make the proceeds of its Loan available to the Administrative Agent.

      1.3 REPAYMENT. The Loans shall mature and become due and payable and shall be repaid by the Borrower on the earliest of (i) the date 120 days after the Closing Date, (ii) the date on which the Merger becomes effective, or (iii) if Multicare and the Borrower decide to abandon the Merger, the date on which they so notify the Administrative Agent in writing (the earliest of such dates being the "Maturity Date").

      1.4 VOLUNTARY PREPAYMENTS. The Borrower may, at any time and from time to time, prepay the Loans in whole or in part, without premium or penalty, except that any optional partial prepayment (other than a prepayment of all outstanding Loans) shall be in an aggregate principal amount of $5,000,000.00 or any integral multiple of $1,000,000.00 in excess thereof. Amounts to be so prepaid shall irrevocably be due and payable on the date specified in the applicable notice of prepayment delivered pursuant to this Section 1.4, together with interest thereon as provided in Section 1.7. The Borrower shall give the Administrative Agent notice of each prepayment of Loans no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) three (3) Business Days before the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit B hereto and shall specify the date and amount of such prepayment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof. Any voluntary prepayments pursuant to this Section 1.4 shall be applied first to interest, second to principal and last to any other amounts owing in respect of the Loan Obligations.

      1.5 PAYMENTS BY THE BORROWER IN GENERAL.

            (a) Time, Place and Manner. All payments due to the Administrative Agent under the Loan Documents shall be made to the Administrative Agent at the office designated by the Administrative Agent or to such other Person or at such other address as the Administrative Agent may designate by notice to the Borrower. Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment, in Dollars in funds immediately available to such Person, no later than 1:00 p.m. (Philadelphia, Pennsylvania, time) on such day; provided, however, that the failure of the Borrower to make any such payment by such time shall not constitute a Default hereunder so long as such payment is received no later than 3:00 p.m. (Philadelphia, Pennsylvania, time) on such day, but any such payment received later than 1:00 p.m. (Philadelphia, Pennsylvania, time) on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrower.

            (b) No Reductions. All payments due to the Administrative Agent or any Lender under this Agreement and the other Loan Documents shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

            (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent, each Lender, and each participant and each Affiliate of each Lender Party, if and to the extent any amount payable by the Borrower under the Loan Documents (whether payable to such Person or to any other Lender Party) is not otherwise paid when due, to charge such amount against any or all of the demand deposit or other accounts of the Borrower with such Person (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency. The Person so charging any such account shall give the Borrower prompt notice thereof, but any failure to give or delay in giving such notice shall not affect such Person's right to effect such charge. Such charging of accounts shall be subject to the provisions of Section 9.17 hereof.

            (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent or any Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the due date for any payment under the Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

            (e) Disbursement of Payments to Lenders. The Administrative Agent shall promptly distribute to each Lender its ratable share of each payment received by the Administrative Agent under the Loan Documents for the account of such Lender by crediting an account of such Lender at the Administrative Agent's office or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Lender. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Parties under the Loan Documents that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to the applicable Lender Parties on such due date, a corresponding amount with respect to the amount then due to the applicable Lender Parties. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to any Lender Parties a corresponding amount, each applicable Lender Party shall, on demand, repay to the Administrative Agent the amount so distributed to it, together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date the such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Prime Rate. Moreover, any Lender that shall have failed to make available the required amount shall not be entitled to vote on such matters as the Lenders or Required Lenders are otherwise entitled to vote on or consent to or approve under this Agreement and the other Loan Documents until such amount with interest is paid in full to the Administrative Agent by such Lender. Nothing in this Section 1.5 shall relieve the Borrower from any payment obligations.

      1.6 REDUCTIONS OF COMMITMENT.

            (a) Optional Reductions. The Borrower may reduce the Commitment by giving the Administrative Agent notice (which shall be irrevocable) thereof no later than 11:00 a.m. (Philadelphia, Pennsylvania, time) on the third Business Day before the requested date of such reduction, provided, that each partial reduction thereof shall be in an amount equal to $10,000,000.00 or any integral multiple of $5,000,000.00 in excess thereof and, provided, further, that no reduction shall reduce the Commitment to an amount less than the aggregate of the principal amount of all Loans outstanding on such date (after giving effect to any repayment or prepayment of Loans made on or prior to such date). Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and the amount to which such Lender's Commitment is to be reduced.

            (b) Automatic Reductions. At the time of any prepayment of Loans pursuant to Section 1.4, the Commitment shall be reduced by the amount of the prepayment.

            (c) No Reinstatement of Commitment. All reductions of the Commitment are permanent, and the Commitment cannot be restored without the written consent of all Lenders.

      1.7 INTEREST.

            (a) Interest Rate in General. Subject to the terms and conditions of this Agreement, the Loans shall bear interest on the outstanding principal amount thereof until paid in full at a rate per annum 1.5 percentage points in excess of the Prime Rate as in effect from time to time.

            (b) Interest Payment Dates. Interest shall be payable (i) quarterly in arrears on each Quarterly Payment Date and (ii) when the Loans shall be due (whether at maturity, by reason of notice of prepayment or acceleration, or otherwise), but only to the extent then accrued on the amount then so due. Interest at the Default Rate shall be payable on demand.

            (c) Default Rate. At any time that an Event of Default shall have occurred and shall be continuing, any amount payable hereunder and under each other Loan Document shall bear interest (whether before or after judgment), payable on demand, at a rate per annum equal to the applicable Default Rate.

      1.8 FEES.

            (a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee on the daily unused amount of such Lender's Commitment for each day from and including the Agreement Date to but excluding the Maturity Date at the rate of 0.5% per annum.

            (b) Other Fees. The Borrower shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent, the Lenders and the other Agents, such other fees as have been or may be agreed to by the Borrower or by Genesis in connection with the commitment to enter into this Agreement (including any facility fees referred to in any commitment letters) and the transactions contemplated by this Agreement.

      1.9 COMPUTATION OF INTEREST AND FEES. Interest calculated on the basis of the Federal Funds Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Commitment fees and interest calculated on the basis of the Prime Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed. Interest and commitment fees for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.


      1.10 PROMISSORY NOTES; RECORDS OF ACCOUNT. Each Lender's Loans and the Borrower's obligation to repay such Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Administrative Agent and such Lender and a single Note payable to the order of such Lender. The records of each Lender shall be prima facie evidence of such Lender's Loans and, in each case, of accrued interest thereon and all payments made in respect thereof. In the event there is any dispute concerning the amount of any such obligations, the amount of each Lender's Commitment and the amount of outstanding Loan Obligations of each and every type shall at all times be ascertained from the records of the Administrative Agent, which shall be conclusive absent manifest error.

      1.11 PRO RATA TREATMENT. Except to the extent otherwise provided herein, the Loans shall be made by, and principal, interest and fees in respect thereof shall be paid or repaid to, the Lenders pro rata in accordance with their respective Commitments.

      1.12 TAXES ON PAYMENTS.

            (a) Taxes Payable by the Borrower. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Administrative Agent or any Lender that is not a "United States Person" (as such term is defined in Section 7701(a)(30) of the Code), the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) except in the case of any Bank Tax, shall pay to such Lender or the Administrative Agent such additional amounts as may be necessary so that the net amount received by such Person with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to any Lender or the Administrative Agent hereunder, the Borrower shall furnish to such Person the original or a certified copy of a receipt (if any) for such Tax from the applicable taxing authority or other evidence of payment thereof satisfactory to such Person within 30 days after the date of such payment (or, if such receipt shall not have been made available by such taxing authority within such time, the Borrower shall use reasonable efforts to promptly obtain and furnish such receipt). If the Borrower fails to pay any such Taxes when due to the appropriate taxing authority or fail to remit to any Lender or the Administrative Agent the required receipts or other evidence of payment thereof satisfactory to such Person, the Borrower shall indemnify such Person for any Taxes, interest, penalties or additions to Tax that may become payable such Person as a result of any such failure.

            (b) Taxes Payable by any Lender or the Administrative Agent. The Borrower shall, promptly upon request by any Lender or the Administrative Agent that is not a United States Person, pay to such Person an amount equal to (i) all Taxes (other than Bank Taxes and without duplication of amounts paid pursuant to the preceding paragraph (a)) payable by such Person with respect to any payment due to such Person hereunder and (ii) all Taxes (other than Bank Taxes) payable by such Person as a result of payments made by the Borrower (whether made to a taxing authority or to such Person pursuant to the preceding paragraph (a) or this paragraph (b)).

            (c) Credits and Deductions. If any Lender or the Administrative Agent is, in its sole opinion, able to apply for any refund, offset, credit, deduction or other reduction in Taxes by reason of any payment made by the Borrower under the preceding paragraph (a) or (b), such Lender or the Administrative Agent, as the case may be, shall use reasonable efforts to obtain such refund, offset, credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrower such amount, not exceeding the increased amount paid by the Borrower, as is equal to the net after-tax value to such Lender or the Administrative Agent, in its sole opinion, of such part of such refund, offset, credit, deduction or other reduction as it considers to be allocable to such payment by the Borrower, having regard to all of such Person's dealings giving rise to similar refunds, offsets, credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same; provided, however, that if such Person has made a payment to the Borrower pursuant to this paragraph (c) and the applicable refund, offset, credit, deduction or other reduction in Tax is subsequently disallowed, the Borrower shall, promptly upon request by the Administrative Agent or such Lender refund to such Person that portion of such payment determined by such Person, in its sole opinion, relating to such disallowance; and provided, further that (i) the Administrative Agent or such Lender, as the case may be, shall not be obligated to disclose to the Borrower any information regarding its Tax affairs or computations and (ii) nothing in this paragraph (c) shall interfere with the right of such Person to arrange its Tax affairs as it deems appropriate.

            (d) Exemption from U.S. Withholding Taxes. Each Lender that is not a United States Person shall submit to the Borrower and the Administrative Agent, on or before the fifth day prior to the first Quarterly Payment Date occurring after the Closing Date (or, in the case of a Person that is not a United States Person and that became a Lender by assignment, promptly upon such assignment), two duly completed and signed copies of either (A) Form 1001 of the United States Internal Revenue Service entitling such Lender to a complete exemption from withholding on all amounts to be received by such Lender pursuant to this Agreement and the Loans, (B) Form 4224 of the United States Internal Revenue Service relating to all amounts to be received by such Lender pursuant to this Agreement and the Loans or (C) in the case of a Lender Party that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" two accurate and complete signed original Forms W-8 (or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes) and, if such Lender Party delivers such Forms W-8 (or successor form), two signed certificates that such Lender Party is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and (3) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate. Each such Lender shall, from time to time after submitting either such Form, submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other such Forms (or any successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (A) requested in writing by the Borrower or the Administrative Agent and (B) appropriate under the circumstances and under then current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender pursuant to this Agreement or the Loans. Upon the request of the Borrower or the Administrative Agent, each Bank that is a United States Person shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is a United States Person.

            (e) Obligations under this Section 1.12 shall survive payment of the Loans.


      1.13 CAPITAL AND RESERVE REQUIREMENTS. If, in the determination of any Lender, such Lender or any Affiliate thereof is required, under applicable Law (including Regulation D) or interpretations, directives, requests and governmental or regulatory guidelines (whether or not having the force of law), to maintain capital or deposit any reserve on account of any Loan or any commitment to make any Loan, then, upon request by such Lender, the Borrower shall pay to such Lender such additional amounts as such Lender determines will fully compensate it for any reduction in the rate of return on the capital that such Lender or such Affiliate is so required to maintain. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 Business Days after request for such payment by such Lender accompanied by the certificate described below (provided that the Borrower shall not be liable for any amount payable with respect to any period more than 90 days before the date of such request or certificate, or, if earlier, the retroactive effective date of such determination if made during such 90-day period), and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by such Lender. In making the determinations contemplated by this Section 1.13, each Lender may make such estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate, and such Lender's selection thereof in accordance with this
Section 1.13, and the determinations made by such Lender on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors. Each Lender shall furnish to the Borrower, at the time of any request for compensation under this Section 1.13 a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Section 1.13 and the assumptions underlying such computations, which shall include a statement of an officer of such Lender certifying that such request for compensation is being made pursuant to a policy adopted by such Lender to seek such compensation generally from customers similar to the Borrower and having similar provisions in agreements with such Lender.

      1.14 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Sections 1.12 (Taxes on Payments), or 1.13 (Capital and Reserve Requires), or such Lender has defaulted on its obligations to make or participate in Loans pursuant to Section 1.2 (Manner of Borrowing), the Borrower, upon three Business Days' notice, may require that such Lender transfer all of its right, title and interest under this Agreement, such Lender's Notes, and the other Loan Documents to any Eligible Institution identified by the Borrower subject to

            (a) the consent of the Administrative Agent (which consent shall not be unreasonably withheld),

            (b) satisfaction of the other conditions specified in Section 9.9 below (Successors and Assigns),

            (c) the agreement of the proposed transferee to assume all of the obligations of such Lender hereunder and under the other Loan Documents for consideration equal to the outstanding principal amount of such Lender's Loans, payable to the transferor, interest thereon to the date of such transfer, and all other amounts payable hereunder to such Lender to the date of transfer,

            (d) such transferor Lender shall have been paid on or prior to the date of such transfer all fees and other amounts payable to such transferor hereunder including those amounts payable under said Sections 1.12 or 1.13, as applicable, or arrangements satisfactory to the transferor Lender shall have been made for such payments, and

            (e) satisfaction of the condition that if the Lender being replaced has requested compensation pursuant to Sections 1.12 or 1.13, the proposed transferee's aggregate requested compensation, if any, pursuant to Sections 1.12 or 1.13 with respect to such replaced Lender's Loans is lower than that of the Lender replaced.

Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements of the Borrower contained in Sections 1.12 (Taxes on Payments), 1.13 (Capital and Reserve Requirements, 9.12 (Indemnification) and
9.13 (Expenses) (without duplication of any payments made to such Lender by the Borrower or the proposed transferee) shall survive for the benefit of any Lender replaced under this Section 1.14 with respect to the time prior to such replacement.

      1.15 CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 1.12 (Taxes on Payments) or 1.13 (Capital and Reserve Requirements) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.15 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.12 (Taxes on Payments) or 1.13 (Capital and Reserve Requirements).

                                    ARTICLE 2

                    CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                                  AND FUNDINGS

      2.1 CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND INITIAL FUNDING. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Loans hereunder are subject to the fulfillment of the following conditions on or before October 15, 1997 (unless such date is extended in writing by the Agents in their sole discretion), in each case to the satisfaction of the Agents and, to the extent specified below, to the satisfaction of each Lender (each Lender upon making its initial Loan hereunder being deemed to have waived or found satisfactory all such conditions so specified).

            (a) Secretary's Certificates. The Borrower shall have delivered, or caused to be delivered, a certificate of the Secretary or an Assistant Secretary, of each of the Borrower, Genesis ElderCare Corp. and Multicare (each of which shall be certified as of a recent date by the Secretary of State of the state of such Person's incorporation), with specimen signatures of the authorized signatories to the Loan Documents, and to which shall be attached copies of the following, as applicable: articles or certificate of incorporation, bylaws, resolutions and shareholder agreements.

            (b) Good Standing Certificates. The Borrower shall have delivered, or caused to be delivered, a good standing or subsistence certificate, as the case may be, issued as of a recent date with respect to Borrower, Genesis ElderCare Corp., Multicare and each member of the Multicare Group issued by (i) the Secretary of State or other appropriate official of the jurisdiction of formation of such Person and (ii) the Secretary of State or other appropriate official of each jurisdiction where such Person is required to qualify to do business and, if any such certificate is dated more than seven (7) days prior to the Closing Date, a confirmation (which may be provided by a reputable corporate service) of the information in such certificate.

            (c) The Notes. The Borrower shall have delivered the Notes to the Administrative Agent for distribution to the Lenders.

            (d) Lien Searches. The Borrower shall have delivered to the Administrative Agent Uniform Commercial Code, tax, and judgment lien searches of the Borrower, Genesis ElderCare Corp., Multicare and each member of the Multicare Group, all as of a recent date, in such form and with such content as are acceptable to the Administrative Agent.

            (e) Pledge Agreements. The Borrower and Genesis ElderCare Corp. shall have executed and delivered the Pledge Agreements relating to the Tendered Multicare Shares and all the outstanding capital stock of the Borrower, respectively, in substantially the forms of Exhibit C and Exhibit D respectively (together with the stock certificates, assignment powers, Uniform Commercial Code financing statements (in proper form for filing in the appropriate offices to perfect the security interest of the Administrative Agent for the benefit of the Lender Parties in the Collateral granted under the Pledge Agreements) and other items required thereunder).

            (f) Guaranties. Genesis ElderCare Corp. shall have executed and delivered the Genesis ElderCare Corp. Guaranty in substantially the form of Exhibit E, and Multicare shall have executed and delivered the Multicare Guaranty in substantially the form of Exhibit F.

            (g) Multicare Management Agreement. Prior to or substantially contemporaneously with the initial funding hereunder, Genesis (and/or one or more of its Subsidiaries) shall have entered into a Management Agreement with Genesis Eldercare Corp. (the "Multicare Management Agreement"), under which Genesis (and/or such Subsidiaries) will provide management services to Genesis Eldercare Corp. and its Subsidiaries. As a further condition, Genesis, Multicare and the Agents shall enter into the Multicare Management Subordination Agreement.

            (h) Other Transaction Documents. The Borrower shall have delivered to each of the Agents and any Lender that so requests, each of the other Transaction Documents certified by a Responsible Officer of the Borrower as being a true and correct copy of such Transaction Document as in full force and effect on the Closing Date. The Tender Offer and the other transactions contemplated by the Transaction Documents to have occurred on or before the Closing Date shall have taken place in strict compliance with the terms of said Transaction Documents, subject only to such modifications as are acceptable to the Agents.

            (i) Completion of Tender Offer. Simultaneously with the closing hereunder, more than a majority of the outstanding Multicare Shares (including, for this purpose, shares of common stock of Multicare issuable upon the conversion of convertible securities or the exercise of options, warrants or other rights to purchase or subscribe for shares of common stock of Multicare) shall have been validly tendered to and purchased by the Borrower pursuant to the Tender Offer at a price of $28 per share.

            (j) Multicare Board of Directors. Simultaneously with the closing hereunder, the Borrower shall have the unrestricted right, subject to ss.14(f) of the Securities Exchange Act of 1934, to designate and cause to be elected a majority of the board of directors of Multicare.

            (k) Approval of Merger. The board of directors of Multicare, as constituted before any change in its composition pursuant to the right described in paragraph (j) of this Section 2.1, shall have recommended acceptance of the Tender Offer and shall have approved the Merger.

            (l) Certain Legal Matters. The restrictions of ss.203 of the Delaware General Corporation Law and any other impediment under the Delaware General Corporation Law shall be inapplicable to the acquisition of the Multicare Shares pursuant to the Tender Offer; no legal impediment (under ss.251 or ss.253 of the Delaware General Corporation Law or otherwise) to the Merger exists or would exist upon completion of the Tender Offer; and there shall not be pending or threatened any legal or administrative proceeding seeking to restrain or prevent the consummation of the Tender Offer, the Merger or any of the transactions contemplated by this Agreement or the Transaction Documents or questioning the legality or validity thereof; and the Tender Offer and other related transactions shall be consummated in accordance with all applicable Laws.

            (m) Maximum Price. The total amount payable by the Borrower, Multicare and its Subsidiaries in connection with the Tender Offer and the Merger, including consulting, noncompetition, severance and other payments to employees of Multicare or its Subsidiaries, and including amounts provided to refinance Indebtedness of Multicare or any of its Subsidiaries, plus the amount of existing Indebtedness of Multicare not repaid in connection with the Tender Offer and the Merger, shall not exceed $1,533,000,000.

            (n) Opinions of Counsel. (i) The Borrower shall have delivered favorable opinions of counsel, dated as of the Closing Date, from:

                  (1) Blank Rome Comisky & McCauley, counsel to the Borrower, as to the absence of conflicts with other financing agreements and other material agreements of the Borrower, the status of the Loan Obligations as "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the 1997 Subordinated Note Indenture, compliance with the Margin Rules, compliance with Laws applicable to the Tender Offer, the perfection of security interests under the Pledge Agreement, the due organization of the Loan Parties, the due authorization of the transactions referred to herein, the enforceability of the Loan Documents, certain health care and licensing compliance issues and such other matters as the Agents may reasonably request, in form reasonably satisfactory to the Lenders; and

                  (2) local counsel to the Borrower in the States of Massachusetts, West Virginia, New Jersey, Ohio, Pennsylvania, Wisconsin, Connecticut, Illinois, Rhode Island, Vermont, and Virginia as to certain health care matters and such other matters as the Agents may reasonably request, in form and substance satisfactory to the Agents.

                  (3) Drinker Biddle & Reath LLP, special counsel to the Administrative Agent, shall have delivered an opinion to the Administrative Agent a favorable opinion of counsel, dated as of the Closing Date, as to such matters as the Administrative Agent shall reasonably request.

            (o) [INTENTIONALLY OMITTED]

            (p) Consents and Approvals. All material corporate, governmental, judicial and third party consents and approvals necessary in connection with this Agreement and the other Loan Documents, the Tender Offer and the related transactions (including consents and approvals required under or referred to in the Merger Agreement) shall have been obtained and, as applicable, become final orders (without imposition of any conditions that are not acceptable to the Lenders) and shall remain in full force and effect and, to the extent requested by any Agent, copies thereof shall have been delivered to the Administrative Agent. Without limiting the generality of the foregoing, all appropriate filings shall have been made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable waiting periods relating thereto shall have expired or been terminated without requests for additional information from the reviewing agencies.

            (q) Financial Statements; Projections.

                  (i) Financial Statements. The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent and the Lenders at least three (3) Business Days prior to the Closing Date each of the following:

                        (x) a consolidated income statement of Multicare and its
                  consolidated Subsidiaries, for the twelve calendar month period ending on June 30, 1997, adjusted on a pro forma basis, to the beginning of the period (as required for financial covenants) to reflect the consummation of all of the transactions set forth in the Transaction Documents and all Acquisitions and dispositions which shall have occurred within said twelve month period as if such transactions, Acquisitions and dispositions had occurred on the first day of such period, which statement shall be supplemented by information separating out and explaining all pro forma adjustments made thereto; and

                        (y) a consolidated balance sheet of Multicare and its
                  consolidated Subsidiaries as of June 30, 1997, reflecting, on a pro forma basis, the consummation of all transactions set forth in the Transaction Documents, including all borrowings in connection therewith and all borrowings otherwise contemplated hereunder, the application of all proceeds of such borrowings and the amount of all outstanding Indebtedness after giving effect to the foregoing, which balance sheet shall be supplemented by information separating out and explaining all pro forma adjustments made thereto, each of which statements shall be (1) in form acceptable to the Agents, (2) accompanied by explanatory notes acceptable to the Agents and (3) certified by the chief financial officer of the Borrower to fairly present on a pro forma basis the financial condition and results of operations as at the date, or for the period, indicated.

                  (ii) Projections. The Borrower shall have delivered to each
            Lender projections respecting the consolidated financial condition and results of operations of Multicare and its Subsidiaries for the period commencing on January 1, 1997 and ending on December 31, 2005, which projections shall be in reasonable detail, shall reflect the consummation of the transactions contemplated hereby and the Transaction Documents, including the making of the initial Loans, and shall be accompanied by a written statement of the assumptions and estimates underlying such projections.

            (r) Officer's Compliance Certificate. The Borrower shall have delivered an Officer's Compliance Certificate, dated as of the Closing Date, as to the truth of the representations and warranties herein and in the other Loan Documents and the absence of any Default (in each case, both before and after giving effect to the initial Loans).

            (s) Fees and Expenses. The Borrower shall have paid the fees required to be paid to the Agents and the Lenders on or before the Closing Date and the fees and disbursements of counsel for the Agents in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the initial Loans.

            (t) Closing of Genesis and Multicare Credit Facilities. All conditions to the initial funding under (i) the Third Amended and Restated Credit Agreement, dated as of the date hereof, among Genesis, certain of its Subsidiaries, Mellon as administrative agent, and certain other agents and lenders referred to therein (the "Genesis Credit Agreement") and (ii) either the (Short-Term Pre-Merger) Credit Agreement or the (Long-Term) Credit Agreement, dated as of the date hereof, among Multicare, certain of the Subsidiaries of Multicare, Mellon as administrative agent, and certain other agents and lenders referred to therein (as applicable, the "Multicare Credit Agreement") shall have been satisfied.

            (u) Investment in Genesis ElderCare Corp. and in the Borrower. Genesis shall have acquired approximately 44% of the common stock of Genesis ElderCare Corp. for a purchase price of at least $325,000,000.00; Cypress, Nazem and TPG, collectively, shall have paid at least $420,000,000.00 in cash for the remainder of the common stock of Genesis ElderCare Corp.; Genesis ElderCare Corp. shall have contributed at least $745,000,000.00 to the Borrower in exchange for common stock of the Borrower; and the Borrower shall be wholly owned by Genesis ElderCare Corp.

            (v) 1997 Subordinated Notes. The 1997 Subordinated Note Indenture with terms and conditions satisfactory to the Agents in their sole discretion shall have been executed by the parties thereto and the Borrower shall have received gross proceeds of at least $250,000,000.00 from the sale of the 1997 Subordinated Notes and the net proceeds from such sale shall have been released to the Borrower from the escrow in which they were deposited.

      2.2 CONDITIONS TO EACH LOAN.

            (a) Conditions. The obligation of the Lenders to make any Loans, including the initial Loans, are subject to fulfillment of each of the following conditions, in each case, unless otherwise specified, to the satisfaction of the Administrative Agent:

                  (i) Absence of Default. There shall not, either prior to or after giving effect to each such Loan, exist an Event of Default or a Default.

                  (ii) Borrowing Notice. In connection with any request for Loans (other than Loans described in Section 1.1(b)), the Administrative Agent shall have received a borrowing notice as required by Section 1.2 above.

                  (iii) Truth of Representations. The representations and warranties of the Borrower and each other Loan Party made in this Agreement and each other Loan Document shall be true and correct in all material respects as of the date each such Loan is made (both immediately prior to and after giving effect to said Loan) as if made on and as of such date.

                  (iv) No Violations of Law. Neither the making of, nor the use of proceeds of, such Loans shall conflict with or cause the Borrower to violate any Law.

                  (v) Compliance with Indenture Covenants. The making of such Loans shall not violate the terms of the 1997 Subordinated Note Indenture, and the Borrower shall deliver a certificate of its chief financial officer or other Responsible Officer representing that, both before and after giving effect to such additional Indebtedness, the Borrower is in compliance with the financial covenants set forth in Section 4.03 of the 1997 Subordinated Note Indenture and that such Loans constitute Senior Indebtedness and Designated Senior Indebtedness (as defined in the 1997 Subordinated Note Indenture).

                  (vi) Additional Information. The Lenders shall have received such additional information and documentation as the Lenders may reasonably request.

                  (vii) Business Activities. In the case of any Loan made before the effective date of the Merger, the Borrower shall not be engaged in any business activity except in connection with the Tender Offer.

                  (viii) Pledge of Multicare Shares. Such action as shall be specified by the Administrative Agent shall have been taken so that the Administrative Agent has a perfected, first priority security interest in all Tendered Shares purchased by the Borrower in the Tender Offer, including Tendered Shares purchased with the proceeds of such Loan.

                  (ix) Prior Application of Equity Contributions. All amounts contributed to the equity of the Borrower, as described in Section 2.1(u) shall have been used, or shall simultaneously be used, to pay for Tendered Shares purchased in the Tender Offer.

                  (x) Application of Proceeds of Subordinated Financing. The amount of proceeds of the issuance of the 1997 Subordinated Notes used to purchase Tendered Shares (including any such proceeds so used concurrently with the making of such

Loan) shall equal or exceed the amount of all Loans outstanding after giving effect to such Loan.

                  (xi) Ratio of Tendered Share Value to Indebtedness. After giving effect to the making of such Loan and the purchase of Tendered Shares with the proceeds thereof, the "current market value" (determined as provided in Regulation U of the Board of Governors of the Federal Reserve System) of all Tendered Shares purchased by the Borrower with funds provided by all sources shall not be less than 2.5 times the amount of the Borrower's Indebtedness, and the Borrower shall have furnished a certificate to the Agents demonstrating this in form, substance and detail satisfactory to the Agents.

            (b) Deemed Representation and Warranty. The request for, and acceptance of, any Loan by the Borrower shall be deemed a representation and warranty by the Borrower that the conditions specified in clauses (i), (iii),
(iv), (v) and (vii) through (xi) of the preceding paragraph (a) have been satisfied.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

      3.1 REPRESENTATIONS. The Borrower hereby represents and warrants to each Lender Party as follows:

            (a) Status of Loan Parties. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party has the power and authority to own its property and to transact the business in which it is engaged or presently proposes to engage. Each Loan Party is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification necessary or advisable, except for any failures to maintain such qualifications which, individually or in the aggregate, could not have a Material Adverse Effect. Schedule 3.1(a) hereto sets forth for each Loan Party, as of the Closing Date, the jurisdictions in which it is qualified to do business as a foreign corporation.

            (b) Capitalization of Loan Parties. Schedule 3.1(b) hereto sets forth the authorized capitalization of each Loan Party. As of the Closing Date, the Borrower is a wholly-owned subsidiary of Genesis ElderCare Corp., and Genesis ElderCare Corp. is owned as described in Section 2.1(u). The outstanding equity securities of each Loan Party have been duly authorized and validly issued and are fully paid and nonassessable. The equity securities of the Borrower and Genesis ElderCare Corp. are owned beneficially and of record as stated in Section 2.1(u) and are free and clear of any Lien, except for Liens in favor of the Administrative Agent for the benefit of the Secured Parties as contemplated by the Loan Documents and other Permitted Liens. Except as provided in the Transaction Documents, there are no options, warrants, calls, or similar rights relating to equity securities of the Loan Parties. No Excluded Subsidiary has any equity interest in any member of the Multicare Group.

            (c) Authorization, Execution and Binding Effect of Loan Documents. Each Loan Party has the power and authority to execute, deliver, perform, and take all actions contemplated by, each Loan Document to which it is a party, and all such action has been duly and validly authorized by all necessary corporate proceedings on its part. This Agreement and each other Loan Document has been duly and validly executed and delivered by each Loan Party listed on the signature pages hereto or thereto, as the case may be. This Agreement and each other Loan Document constitutes the legal, valid and binding obligation of each Loan Party purporting to be a party hereto or thereto, as the case may be, enforceable against such Person in accordance with its terms, except as the enforceability hereof of thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

            (d) Security. The Pledge Agreements create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien on all right, title and interest of the Borrower and Genesis ElderCare Corp. in the Collateral described therein, and the Administrative Agent has, for the benefit of the Secured Parties, a fully perfected and continuing first priority Lien on all of the right, title and interest of the Borrower and Genesis ElderCare Corp. in the Collateral described in the Pledge Agreements, subject to no Liens other than Permitted Liens.

            (e) Governmental Approvals and Filings; Absence of Conflicts. Except as described in Schedule 3.1(e), no approval, order, consent, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with, the execution and delivery of any Loan Document by any Loan Party, or in connection with the performance of the terms hereof or thereof by such Person, other than the filing of Uniform Commercial Code financing and continuation statements as referred to in the Pledge Agreements. No Loan Party is subject to any Law which purports to restrict or regulate its ability to borrow money, obtain credit or provide a guarantee or other form of credit support as a consequence of the nature of the business conducted by such Loan Party. Neither the execution and delivery of this Agreement or any other Loan Document by any Loan Party, nor the performance of or compliance with the terms and conditions hereof or thereof by any Loan Party does or will

                  (i) violate or conflict with any Law or any judgment, decree, or order of a court or Governmental Authority or any settlement agreement,

                  (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or cause an acceleration of, or result in the creation or imposition of any Lien upon any of property of any Loan Party (except for any Lien in favor of the Administrative Agent pursuant to the Pledge Agreements) under or in connection with,

                        (x) its articles or certificate of incorporation or
                  bylaws (or other constituent documents),

                        (y) any agreement or instrument creating, evidencing or
                  securing any Indebtedness in the aggregate amount of $250,000.00 or more to which any Loan Party is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

                        (z) any other agreement or instrument or arrangement to
                  which it is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound,

            except, in the case of the foregoing clause (z), for matters that,individually or in the aggregate, could not have a Material Adverse Effect, or

                  (iii) result in a Limitation on any Licenses applicable to the operations or properties of any Loan Party or any Subsidiary of any Loan Party, or adversely affect the ability of any Loan Party or any Subsidiary of any Loan Party to participate in any Third-Party Payor Arrangement.

Except to the extent that the failure to obtain the same could not have a Material Adverse Effect, no approval, order, consent of, authorization, exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority or other Person is necessary in connection with the Tender Offer or the Merger except such consents as are listed on
Schedule 3.1(e) hereto, all of which have been obtained and are in full force and effect.

            (f) Financial Statements. The Borrower has heretofore furnished to the Administrative Agent and each Lender consolidated balance sheets of Multicare and its consolidated Subsidiaries as of December 31, 1996 and December 31, 1995 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, as examined and reported on by KPMG Peat Marwick, independent certified public accountants for Multicare, who delivered an unqualified opinion in respect thereof. Such financial statements (including the notes thereto) present fairly the financial condition of Multicare and its consolidated Subsidiaries as of the end of each such fiscal year and the results of their operations and their cash flows for the fiscal years then ended, all in conformity with GAAP. The Borrower has heretofore furnished to the Administrative Agent and each Lender interim consolidated balance sheets of Multicare and its consolidated Subsidiaries as of the first two fiscal quarters of the fiscal year beginning January 1, 1997, together with the related consolidated statements of income, cash flows and changes in stockholders' equity for the applicable fiscal periods ending on each such date. Such financial statements (including the notes thereto), as well as those financial statements delivered pursuant to Section 2.1(q) above, present fairly the financial condition of Multicare and its consolidated Subsidiaries as of the date specified and the results of their operations and their cash flows for the fiscal periods specified, all in conformity with GAAP, subject to normal and recurring year-end audit adjustments, except that such financial statements do not contain all of the footnote disclosures required by GAAP. There are no material liabilities of the parties reported on except as disclosed on such financial statements. Schedule 3.1(f) hereto sets forth, as of the Closing Date, all Indebtedness (and commitments for Indebtedness) of the Borrower.

            (g) Projections. The projections delivered pursuant to Section 2.1(q) above and the assumptions and estimates referred to therein are reasonable, are, as of the Closing Date, made in good faith, are consistent with the Loan Documents and represent the Borrower's best judgment as to such matters. Nothing has come to the attention of the Borrower which would lead the Borrower to believe that such projections will not be attained or exceeded provided, however, that nothing contained in this paragraph (g) shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

            (h) Absence of Material Adverse Change. Since December 31, 1996, there has been no material adverse change in the business, operations, condition (financial or otherwise), properties or prospects of the members of the Multicare Group taken as a whole or the industry served by the members of the Multicare Group.

            (i) Title to Property. Each Loan Party and each of the members of the Multicare Group has good and marketable title to all property owned or purported to be owned by it, including but not limited to all property reflected in the most recent balance sheets delivered to the Lenders pursuant to this Agreement (except such property as was sold or otherwise disposed of in accordance with Section 5.5 below) subject to no Liens except Permitted Liens.

            (j) Solvency. The present fair saleable value of the assets of the Loan Parties, taken as a whole, after giving effect to all the transactions contemplated by the Loan Documents and the funding of the Loans hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Loan Parties, taken as a whole, as they mature. The property of each Loan Party does not constitute unreasonably small capital for such Loan Party to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Loan Party. Each Loan Party does not intend to, nor does such Loan Party believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Loan Party, and of amounts to be payable on or in respect of debt of such Loan Party). The cash available to each Loan Party after taking into account all other anticipated uses of the cash of such Loan Party, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Loan Party when such amounts are required to be paid.

            (k) Accurate and Complete Disclosure. The information heretofore, contemporaneously or hereafter provided in writing by or on behalf of any Loan Party to any Lender Party pursuant to or in connection with this Agreement or any other Loan Document is or will be (as the case may be) true and accurate in all material respects on the date as of which such information is dated (or, if not dated, when received by such Lender Party) and does not or will not (as the case may be) omit to state any material fact necessary to make such information not misleading at such time in light of the circumstances in which it was provided.

            (l) Legal and Administrative Proceedings. There is no action, suit, litigation or proceeding pending, or to the knowledge of the Borrower, threatened nor, to the knowledge of the Borrower, is there any investigation pending or threatened, in any court or before any arbitrator or Governmental Authority or any payor appeals bodies respecting or relating to any Loan Party or any of the members of the Multicare Group (or any officer or director thereof) or any property of any Loan Party or any of the members of the Multicare Group that, individually or in the aggregate, (i) could have a material adverse effect on the Tender Offer, the Merger or the business, condition (financial or otherwise), operations, properties or prospects of the Loan Parties and the members of the Multicare Group taken as a whole or (ii) in the judgment of the Majority Lenders, could materially adversely affect the Lenders' rights and remedies hereunder or under the other Loan Documents, this Agreement or other Loan Documents or the ability of the Loan Parties to perform their obligations hereunder or thereunder.

            (m) Absence of Violations and Conflicts. No Loan Party and no member of the Multicare Group is in violation of, in default under, or is subject to any contingent liability on account of any violation of or conflict with: (i) any Law; (ii) its articles or certificate of incorporation, bylaws, partnership agreement, operating agreement (or other constituent documents); or (iii) any financing agreement or other instrument or arrangement to which it is party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clauses (i) or (iii) above, for matters that, individually or in the aggregate, could not have a Material Adverse Effect.

            (n) Operation of Health Care Facilities.

                  (i) Except where failure to possess the same, either individually or in the aggregate, could not have a Material Adverse Effect, Multicare and each member of the Multicare Group possess all Licenses and Reimbursement Approvals necessary to operate its Health Care Businesses substantially as now operated and as presently proposed to be operated. Neither Borrower, Multicare nor any member of the Multicare Group is in material violation of the terms of its Licenses and Reimbursement Approvals.

                  (ii) Except for Limitations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there is no threatened or pending Limitation of any material License or Reimbursement Approval relating to the operation of Multicare or any member of the Multicare Group's Health Care Businesses.

                  (iii) Except where the failure to file the same, either individually or in the aggregate, could not have a Material Adverse Effect, Multicare and each member of the Multicare Group have caused there to be accurately prepared and filed (or obtained extensions for) all applicable cost reports with respect to any and all Third Party Payor Arrangements that are material to conduct its Health Care Businesses substantially as now conducted.

                  (iv) Neither Multicare nor any member of the Multicare Group is subject to any claim (including any claim for overpayment), litigation, proceeding or other action or, to any Loan Party's knowledge, investigation relating to a claim or action by any Governmental Authority except matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (v) Multicare and each member of the Multicare Group participate in an internal comprehensive compliance program respecting compliance with all Laws affecting the types of businesses carried on by Multicare and any member of the Multicare Group (including health care Laws) and has made such program available for review by any Lender, upon request.

                  (vi) Each of the foregoing statements in this paragraph (n) are also true as applied to Persons managed by any member of the Multicare Group to the extent that the failure of any such statement to be true (as applied to any Person managed by a member of the Multicare Group) could have a Material Adverse Effect.

            (o) Management Agreements. Schedule 3.1(o) sets forth as of the Closing Date, a complete and correct list of all Management Agreements relating to (i) the operation and management by a Person that is not a Loan Party or a member of the Multicare Group of each health care facility owned by Multicare or any member of the Multicare Group and (ii) the operation and management by Multicare or any member of the Multicare Group of each health care facility owned by a Person that is not a Loan Party or a member of the Multicare Group. As of the Closing Date, each such Management Agreement is in full force and effect subject to no material default.

            (p) Health Care Businesses. Schedule 3.1(p) sets forth, as of the Closing Date, a complete and correct list of all Health Care Businesses owned or operated by

Multicare or any member of the Multicare Group and the locations thereof, indicating which such Health Care Businesses are operated but not owned.

            (q) Leased Properties. Schedule 3.1(q) identifies all properties leased by Multicare or any member of the Multicare Group as of the Closing Date. As of the Closing Date, all leases relating to such leased properties are in full force and effect subject to no material default. Such leases comply with the provisions of Section 5.7 below.

            (r) Intellectual Property. Each Loan Party and each member of the Multicare Group owns, or is licensed or otherwise has the right to use, all the patents, trademarks, service marks, names (trade, service, fictitious or otherwise), copyrights, technology (including but not limited to computer programs and software), processes, data bases and other rights (collectively, "intellectual property"), free from burdensome restrictions, necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. No Loan Party nor any member of the Multicare Group is in material violation of the rights of others with respect to intellectual property.

            (s) Employee Benefits/ERISA.

                  (i) The Loan Parties and the members of their Controlled
            Groups maintain only those Defined Contribution Plans and other Plans listed on Schedule 3.1(s) attached hereto and contribute only to those Multiemployer Plans listed on Schedule 3.1(s) attached hereto. No Loan Party nor any member of its Controlled Groups has ever maintained or made contributions to, or has ever been required to make contributions to, any Multiemployer Plan or any Defined Benefit Pension Plan.

                  (ii) Each Defined Contribution Plan, as most recently amended, including amendments to any trust agreement, group annuity, or insurance contracts, or other governing instrument, is the subject of a favorable determination letter by the Internal Revenue Service with respect to its qualification under ss.401(a) of the Code.

                  (iii) All Plans comply, both in form and in operation, with the requirements of the Code and ERISA.

                  (iv) There is not now, and has not been, any material
            violation of the Code or ERISA with respect to the filing of applicable reports, documents, and notices regarding any Plan with the Secretary of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity or the furnishing of such documents to the participants or beneficiaries of any Plan. The Borrower has furnished to the Lenders copies of the most recent annual report, audited financial statements, and other reports filed with the Secretary of Labor, the

            Secretary of the Treasury, the PBGC or any other governmental entity with respect to each Plan.

                  (v) All Pension Plans, as of the date hereof, meet the minimum funding standards of ss.412 of the Code and ss.302 of ERISA without regard to any funding waiver. The Loan Parties and the members of their Controlled Groups have, as of the date hereof, made all contributions or payments to or under Pension Plans required by the terms of any such Plan or any contract or agreement.

                  (vi) No Prohibited Transaction has occurred with respect to any Plan.

                  (vii) No Loan Party or any member of its Controlled Group has any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA).

                  (viii) There is not now, and has not been, any COBRA Violation with respect to any Plan to which such continuation coverage requirements apply which has a material adverse effect, directly or indirectly, on the financial condition of any Loan Party or any member of the Multicare Group.

                  (ix) The Loan Parties and the members of their Controlled
            Groups have established only those irrevocable trusts the assets of which remain subject to the general creditors of the Loan Parties and/or members of their Controlled Group (sometimes referred to as "rabbi trusts") listed on Schedule 3.1(s) attached hereto and have furnished to the Lenders copies of each such "rabbi trust."

                  (x) If the Borrower or any member of its Controlled Group were obligated to pay the entire potential withdrawal liabilities for which any of them would be liable if each of them were to withdraw from the Multiemployer Plans to which any of them makes contributions, such obligations would not be in excess of $500,000.00

                  (xi) The Borrower and the members of its Controlled Group have complied with the requirements of ss.515 of ERISA with respect to Multiemployer Plans.

            (t) Environmental Matters.

                  (i) Each Loan Party and each of their respective Environmental
            Affiliates is and has been, in full compliance with all applicable Environmental Laws, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect. There are no circumstances that may prevent or interfere with such full compliance now or in the future.

                  (ii) Each Loan Party and their respective Environmental
            Affiliates have all Environmental Approvals necessary or desirable for the ownership and operation of their respective properties, facilities and businesses as presently owned and operated and as presently proposed to be owned and operated in the future, except for matters which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iii) There is no Environmental Claim pending or, to the
            knowledge of any Loan Party after due inquiry, threatened, and there are no past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Loan Party or any Environmental Affiliates of the Loan Parties) that could form the basis of any Environmental Claim against any Loan Party or any such Environmental Affiliates, except for matters which, if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect.

                  (iv) No facility or property now or previously owned, operated or leased by any Loan Party or any of their respective Environmental Affiliates is an Environmental Cleanup Site. No Loan Party and none of their respective Environmental Affiliates has directly transported or disposed of or arranged for the transportation or disposal of any Environmental Concern Materials to any Environmental Cleanup Site. No Lien exists, and, to the Loan Parties' knowledge after due inquiry, no condition exists which could result in the filing of a Lien, against any property of any Subsidiary of any Loan Party or any of their Environmental Affiliates, under any Environmental Law.

            (u) Margin Rules. Neither the making of the Loans nor any use of proceeds of the Loans will violate or conflict with the provisions of the Margin Rules.

            (v) Regulation O. No director, executive officer or principal shareholder of any Loan Party is a "director," "executive officer" or "principal shareholder" of any Lender, as such terms are used in Regulation O of the Board of Governors of the Federal Reserve System, as amended.

            (w) 1997 Subordinated Notes. The Borrower hereby confirms that the Loan Obligations are "Senior Indebtedness" and hereby designates the Loan Obligations as "Designated Senior Indebtedness" under the 1997 Subordinated Note Indenture. All of the Loan Obligations constitute and will constitute "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning ascribed to such terms in the 1997 Subordinated Note

Indenture and the subordination provisions therein are enforceable against Genesis or the Borrower, as the case may be, and against the holders, from time to time, of the 1997 Subordinated Notes. The Borrower is not in default under the 1997 Subordinated Note Indenture.

            (x) Certain Documents and Transactions. Each of the Transaction Documents (including the Multicare Management Agreement) is in full force and effect and no amendments, modifications or supplements have been made to any such documents as the same were delivered to the Agents pursuant to Article 2 above except such amendments, modifications or supplements to Transaction Documents as could not reasonably be expected to have an adverse effect on any Loan Party (including the condition (financial or otherwise), properties or prospects of such Loan Party), the Loan Documents or any Lender Parties. There exists no default under any such agreements except for immaterial breaches.

            (y) Labor Matters. There are no existing, or, to the best of Borrower's knowledge, threatened or contemplated, strikes, slowdowns, picketing or work stoppages by any employees against any Loan Party or any member of the Multicare Group, any lockouts by any Loan Party or any member of the Multicare Group of any of its employees or any labor trouble or other occurrence, event or condition of a similar character which, individually or in the aggregate, could have a Material Adverse Effect.

      3.2 REPRESENTATIONS AND WARRANTIES ABSOLUTE. The representations and warranties of the Borrower set forth in this Article 3 are unaffected by any prior or subsequent investigation by, or knowledge of, any Agent or any Lender.

                                    ARTICLE 4

                              AFFIRMATIVE COVENANTS

            So long as any Loan Obligation shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall comply, and shall cause the other Loan Parties to comply, with the following covenants.

      4.1 REPORTING REQUIREMENTS.

            (a) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of each fiscal year of the Borrower, the Borrower shall furnish to the Administrative Agent and each Lender, audited:

                  (i) consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year. If at any time the Cash Flow of the Excluded Subsidiaries in the aggregate exceeds 3% of the Cash Flow of Borrower and its consolidated Subsidiaries, the Borrower shall furnish statements of income, cash flows and changes in stockholders equity of the Borrower and its Subsidiaries on a consolidated basis, for such fiscal year and a balance sheet of the Borrower and its Subsidiaries, on a consolidated basis, as of the close of such fiscal year, in lieu of the requirements of the preceding sentence; and

                  (ii) statements of income, cash flows and changes in
            stockholders equity of Genesis and its Subsidiaries (including the Multicare Group), on a consolidated basis, for such fiscal year and a balance sheet of Genesis and its Subsidiaries, on a consolidated basis, as of the close of such fiscal year, and with respect to all of the foregoing financial statements referred to above setting forth the appropriate footnotes, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year. Such financial statements shall be accompanied by an unqualified opinion in form and substance satisfactory to the Administrative Agent of independent certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Administrative Agent.

            (b) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the close of each fiscal quarter of each fiscal year of the Borrowers, the Borrower shall furnish to the Administrative Agent and each Lender, the following unaudited financial statements:

                  (i) consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for such fiscal quarter and the applicable year to date period, and a consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter. If at any time the Cash Flow of the Excluded Subsidiaries in the aggregate exceeds 3% of the Cash Flow of Borrower and its Subsidiaries, the Borrower shall furnish statements of income, cash flows and changes in stockholders equity of the Borrower and its Subsidiaries on a consolidated basis, for such fiscal quarter and applicable year-to-date period, in lieu of the requirements of the preceding sentence; and

                  (ii) statement of income, cash flows and changes in
            stockholders' equity for Genesis and its Subsidiaries (including the Multicare Group), on a consolidated basis, for such fiscal quarter, together with the applicable year to date period and a balance sheet of such Persons on a consolidated basis as of the end of such fiscal quarter.

            all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods or as of the same date during the preceding fiscal year (except for the balance sheets, which shall set forth in comparative form the corresponding balance sheets as of the prior fiscal year end). Such financial statements shall be certified by the chief financial officer or other Responsible Officer of the Borrower as presenting fairly the financial position of the subject entities as of the end of such fiscal quarter and year-to-date period, and the results of their operations and their cash flows and changes in stockholders' equity for such fiscal quarter and year-to-date period, in conformity with GAAP, subject to normal and recurring year-end audit adjustments.

            (c) SEC Filings and Other Disclosure. Promptly upon their becoming available to the Borrower but no later than ten Business Days after the same are filed with the Securities Exchange Commission or any securities exchange (if they are so filed), the Borrower shall deliver to the Administrative Agent and each Lender, a copy of (i) all regular or special reports, registration statements and amendments to the foregoing which any Loan Party shall file with the Securities and Exchange Commission or any securities exchange, (ii) all reports, proxy statements, financial statements and other information distributed by any Loan Party to its stockholders, bondholders or the financial community generally, (iii) all accountants' management letters (not otherwise delivered pursuant to the preceding paragraph (b)) and all other reports submitted by accountants in connection with any audit of any Loan Party, and
(iv) copies of all compliance certificates furnished to the trustee under the 1997 Subordinated Note Indenture.

            (d) Notice of Certain Events. Promptly upon the Borrower becoming aware of any of the following, the Borrower shall give the Administrative Agent notice thereof, together with a written statement setting forth the details thereof and any action with respect thereto taken or proposed to be taken by any Loan Party:

                        (i) Loss of Licenses or Reimbursement Approvals. Any
            actual Limitation (other than in the ordinary course of business) or any threatened Limitation (to the extent that it individually or in the aggregate with all other actual or threatened Limitations is material) of any License or Reimbursement Approval relating to the operation of a Health Care Business or, if the same individually or in the aggregate could have a Material Adverse Effect, any Limitation of any License or Reimbursement Approval of any Person managed by the Borrower or any member of the Multicare Group;

                        (ii) Default. Any Event of Default or Default;

                        (iii) Material Adverse Change. Any material adverse
            change in the business, operations or condition (financial or otherwise) or prospects of any Loan Party;

                        (iv) Material Litigation. Any pending or threatened
            action, suit, proceeding or investigation by or before any Governmental Authority against or affecting any Loan Party or any member of the Multicare Group (officer or director thereof) or any property of any Loan Party or any member of the Multicare Group, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect;

                        (v) Breach or Termination of Certain Agreements. Any
            breach, claimed breach, termination or purported or threatened termination (including a copy of any notice of termination) of (A) the Multicare Management Agreement, (B) any other Transaction Document (except a termination in accordance with its terms), (C) any other Management Agreement except in the ordinary course of business, (D) the 1997 Subordinated Note Indenture (including a copy of any notice of default received thereunder), or (E) any other agreement or instrument material to the business, operations, condition (financial or otherwise) or prospects of any Loan Party and the members of the Multicare Group taken as a whole;

                        (vi) ERISA.

                        (A) any taxes, penalties, interest charges and other
                  financial obligations in excess of $250,000.00 that have been assessed or otherwise imposed, or which the Borrower has reason to believe may be assessed or otherwise imposed in excess of $250,000.00, against any Loan Party or any member of its Controlled Group by the Internal Revenue Service, the PBGC, the Department of Labor or any other governmental entity with respect to any Plan or Multiemployer Plan;

                        (B) any application for a waiver by a Loan Party or any
                  member of its Controlled Group of the minimum funding standard under ss.412 of the Code with respect to a Pension Plan;

                        (C) the adoption of any Plan, including but not limited
                  to a Defined Benefit Pension Plan, or any obligation to contribute to any Multiemployer Plan by a Loan Party or any member of its Controlled Group.

                        (D) any Prohibited Transaction with respect to a Plan.

                        (E) (1) that any Loan Party has incurred Withdrawal
                  Liability from a Multiemployer Plan maintained by it or any member of its Controlled Group, (2) that any Multiemployer Plan to which any Loan Party or any member of its Controlled Group has made contributions is or will be in Reorganization, or (3) that any other condition exists with respect to a Multiemployer Plan which presents a material risk of termination of any such Plan, the Borrower will furnish a statement to the Lenders setting forth the details of such Withdrawal Liability, Reorganization or condition, and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability or Reorganization received by such Borrower or any member of its Controlled Group.

                        (F) any default by any Loan Party or any member of its
                  Controlled Group (as defined in ss.4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its withdrawal (as defined in ss.4203 or ss.4205 of ERISA).

                        (G) any action brought against any Loan Party or any
                  member of its Controlled Group under ss.502 of ERISA with respect to its failure to comply with ss.519 of ERISA.

                  (vii) Environmental. Any Environmental Claim pending or
            threatened against any Loan Party or any of its Environmental Affiliates, or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Environmental Concern Material at, on or under any facility or property now or previously owned, operated or leased by any Loan Party or any of its respective Environmental Affiliates) that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could have a Material Adverse Effect.

            (e) Other ERISA Information. The Borrower shall deliver to the Administrative Agent copies of the following:

                        (A) Promptly after the filing thereof with the Secretary
                  of Labor, the Secretary of the Treasury, the PBGC or any other governmental entity, copies of each annual report, each audited financial statement and any other report so filed with respect to each Plan.

                        (B) The Borrower will furnish to the Lenders as soon as
                  possible after receipt thereof, a copy of any notice that any Loan Party or any member of its Controlled Group receives from the PBGC, the Internal Revenue Service, the Department of Labor or any other governmental entity that sets forth or proposes any action to be taken or determination made by the PBGC, the Internal Revenue Service, the

                  Department of Labor or any other governmental entity with respect to any Plan.

            (f) Amendments to Transaction Documents. The Borrower shall furnish the Administrative Agent with copies or drafts of all proposed amendments, modifications or waivers to any Transaction Documents (1) in the case of any amendments, modifications or waivers requiring the consent of the Required Lenders at least 20 Business Days prior to the effective date thereof and (2) in all other cases, at least 5 Business Days prior to the effective date thereof.

            (g) Notice of Non-Renewal of Management Agreement. The Borrower shall give the Administrative Agent written notice promptly upon receipt of delivery of any notice of non-renewal or termination delivered under or relating to the Multicare Management Agreement. The Administrative Agent shall promptly give each Lender a copy of any notice delivered pursuant to this paragraph (g).

            (h) Notices under Indenture. The Borrower shall furnish to the Administrative Agent copies of all notices, reports, certificates or other material delivered to or by the trustee or any other party under the 1997 Subordinated Note Indenture, promptly upon receipt thereof.

            (i) Other Information. In addition, the Borrower will promptly furnish to the Administrative Agent such other information as any Lender through the Administrative Agent may reasonably request, including information submitted by the Borrower to any Governmental Authority, and the Administrative Agent will furnish such information to the requesting Lender.

      4.2 MAINTENANCE OF EXISTENCE. Each Loan Party shall, and shall cause the members of the Multicare Group to, preserve and maintain its corporate or partnership existence, as the case may be, and good standing in the jurisdiction of its organization, and shall qualify and remain qualified as a foreign corporation or partnership in each jurisdiction in which such qualification is required, provided, however nothing in this Section 4.2 shall prohibit any sales or other dispositions permitted under Section 5.5.

      4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF LICENSES AND OTHER PROPERTY.

            (a) Type of Business. The Borrower shall not engage in any business activity except in connection with the Tender Offer. The Borrower shall cause Genesis ElderCare Corp. not to engage in any business activity other than the ownership of the capital stock of the Borrower. The Borrower shall cause the Multicare Group to continue to engage in the business of the same general type as conducted by the Multicare Group on the

Closing Date and not to engage in any other type of business without the consent of the Required Lenders.

            (b) Healthcare and Regulatory Rights. Except where the failure to take any of the following actions, individually or in the aggregate, could not have a Material Adverse Effect, the Borrower shall cause the Multicare Group to
(i) maintain in effect all Licenses and Reimbursement Approvals necessary or appropriate to own and operate all Health Care Businesses which it owns or operates, (ii) obtain all Licenses and Reimbursement Approvals necessary or appropriate to own and operate all Health Care Businesses which it acquires, and
(iii) continue its participation in any and all Third Party Payor Arrangements. Except where such failure to so comply (together with all other failures from time to time by the same or other members, could not reasonably be expected to have a Material Adverse Effect, the Borrower shall cause each member of the Multicare Group to comply with any and all rules, regulations, standard procedures and decrees necessary to maintain its participation in any such Third Party Payor Arrangements and prepare and file all applicable cost reports with respect to all Third Party Payor Arrangements to the extent required. The Borrower shall cause the Multicare Group to use its efforts to cause each Person managed by it to obtain and maintain its Licenses and Reimbursement Approvals necessary for the conduct of its business and to continue its participation in Third Party Payor Arrangements and comply with all rules, regulations, standard procedures and decrees relating thereto to the extent that the failure to do so could have a Material Adverse Effect.

            (c) Maintenance of Property. The Borrower shall cause each member of the Multicare Group to maintain, keep and preserve all of its property necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted (except for sales and other dispositions of property permitted under Section 5.5 below (Dispositions)). Without limiting the generality of the foregoing, the Borrower shall cause each member of the Multicare Group to maintain in full force and effect each lease, Management Agreement and other material agreement used or useful in its business, subject to no material default except where the loss of, or default under, such lease, Management Agreement or other agreement (i) could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or (ii) is not otherwise prohibited by the terms of this Agreement.

      4.4 MAINTENANCE OF RECORDS; FISCAL YEAR. Each Loan Party and each member of the Multicare Group shall keep adequate records and books of account, in which complete entries will be made in accordance with historical practice and GAAP, reflecting all financial transactions of the Borrowers. Each Loan Party shall maintain a fiscal year end of December 31.

      4.5 COMPLIANCE WITH LAWS. Each Loan Party and each member of the Multicare Group shall comply (and maintain procedures to assure compliance) in all material respects with all applicable Laws (including environmental and health care Laws) and all judgments, decrees or orders of any court or Governmental Authority and all settlement agreements. Without limiting the generality of the foregoing, each Loan Party and each member of the Multicare Group shall maintain in full force and effect an internal compliance program respecting compliance with all Laws affecting the types of businesses carried on by it (including healthcare Laws) and make such program available for review by any Lender, upon request.

      4.6 ERISA.

            (a) Each Loan Party will, and will cause each member of its Controlled Group, to comply in all material respects with the provisions of ERISA and the Code with respect to any Plan both in form and in operation.

            (b) Each Loan Party will cause to be made all contributions required to avoid any Accumulated Funding Deficiency, whether or not waived, with respect to any Pension Plan.

            (c) No Loan Party will adopt or permit the adoption by any member of its Controlled Group of any Defined Benefit Pension Plan which would result in any Amount of Unfunded Benefit Liabilities in excess of $500,000.00.

            (d) No Loan Party will acquire, or permit the acquisition by any member of its Controlled Group of, any trade or business which has incurred either directly or indirectly any Amount of Unfunded Benefit Liabilities under any Defined Benefit Pension Plan in excess of $500,000.00.

            (e) The Loan Parties will not permit with respect to any Plan, any Prohibited Transaction or Prohibited Transactions under ERISA or the Code resulting in liability of any Loan Party or any member of its Controlled Group which together with any other liabilities subject to this paragraph (e) would in the aggregate be in excess of $500,000.00, unless such Loan Party or any member of its Controlled Group will be contesting in good faith and by appropriate proceedings any such matter and measures which are available and are being taken which have the effect of preventing the seizure of property of such Loan Party or any member of its Controlled Group pending the outcome of such contest.

            (f) No Loan Party will withdraw, or permit any member of its Controlled Group to withdraw, from any Multiemployer Plan to which any of them may hereafter contribute if the Withdrawal Liability which would thereupon be incurred would have a material adverse effect, directly or indirectly, on the financial condition of any of the Loan Parties.

            (g) No Loan Party will permit any unfunded liabilities of unfunded and uninsured "employee welfare benefit plans" (as defined in ss.3(1) of ERISA) of any Loan Party and of any member of its Controlled Group in excess of $500,000.00 in the aggregate with all other liabilities subject to this paragraph (g).

            (h) No Loan Party will, or will permit any member of its Controlled Group to, cause or suffer to exist a COBRA Violation with respect to any Plan to which such continuation coverage requirements apply if the violation(s) could result in a liability in excess of $500,000.00 in the aggregate.

      4.7 RIGHT OF INSPECTION. Each Loan Party and each member of the Multicare Group shall, at any reasonable times and from time to time, and upon reasonable advance notice (but no advance notice shall be required if a Default or an Event of Default shall then exist), permit the Administrative Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit and inspect the properties of, any Loan Party and any member of the Multicare Group, and to discuss the affairs, finances and accounts of such Loan Party and any member of the Multicare Group with any of its officers, directors and independent accountants.

      4.8 INSURANCE. Each Loan Party and each member of the Multicare Group shall maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as are customary in the case of Persons engaged in the same or similar businesses or having similar properties similarly situated, including insurance covering its respective properties, buildings, machinery, equipment, tools, furniture, fixtures and operations, and medical malpractice, professional liability and public liability, as well as "stop loss" and business interruption. The Borrower shall have the Administrative Agent named to receive certificates evidencing such insurance annually at least thirty days prior to the anniversary date of such insurance policies and any other time requested by the Administrative Agent.

      4.9 PAYMENT OF TAXES AND OTHER CHARGES. Each Loan Party and each member of the Multicare Group shall

            (a) on or prior to the date on which penalties attach thereto, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties; and

            (b) on or prior to the date when due, pay all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and all other lawful claims which, in each case if unpaid, might result in the creation of a Lien upon any of its properties, provided that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, such Loan Party or member of the Multicare Group need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is being contested in good faith and by appropriate proceedings diligently conducted and (y) such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor.

      4.10 PRESERVATION OF STATUS AS SENIOR INDEBTEDNESS. The Borrower shall comply with the terms of the 1997 Subordinated Note Indenture. The Borrower shall promptly take all action necessary or requested by the Administrative Agent at any time to protect, preserve and give effect to the status of the Loan Obligations as "Senior Indebtedness" and "Designated Senior Indebtedness" within the meaning of the 1997 Subordinated Note Indenture.

      4.11 CORPORATE SEPARATENESS. Each of the Loan Parties and each member of the Multicare Group shall observe all requirements necessary to cause it to be treated as a separate legal entity for all purposes under applicable corporate law. Without limiting the foregoing requirement, each of the Loan Parties and each member of the Multicare Group specifically shall (i) maintain and cause each Excluded Subsidiary to maintain separate corporate and financial records and observing all corporate formalities; (ii) maintain, and cause each Excluded Subsidiary to maintain, capitalization adequate to meet its business needs;
(iii) cause all reports, filings and public information to refer to such Person or Excluded Subsidiary, as the case may be, as a separate company (and not a division of each other); and (iv) otherwise conduct and cause each Excluded Subsidiary to conduct, its dealings with third parties in its own name and as a separate and independent entity. Without limiting the generality of the foregoing, except as permitted or required by this Agreement or unless specifically agreed to by the Required Lenders, no Loan Party nor any member of the Multicare Group may enter into any merger or other combination with or transfer assets to any of its Excluded Subsidiaries or to Genesis or any of its Subsidiaries, or make any loan to, advance to, or other investment in any of its Excluded Subsidiaries or in Genesis or any of its Subsidiaries, or guarantee any Indebtedness of any of its Excluded Subsidiaries or of Genesis or any of its Subsidiaries, provided, nothing in this Section 4.11 shall prohibit the execution and delivery of the MultiCare Management Agreement, the MultiCare Management Agreement Termination Letter or the Tax Sharing Agreement, and the transactions contemplated thereby. Notwithstanding the foregoing, the Loan Parties and each member of the Multicare Group may make such Investments in, borrow money from, and carry on other transactions with, Excluded Subsidiaries on an arm's length basis to the extent that this Agreement permits the Loan Parties and each member of the Multicare Group to carry on such activities with unrelated third parties.

      4.12 TRANSACTIONS WITH AFFILIATES. Each Loan Party and each member of the Multicare Group shall effect all transactions with Affiliates (excluding transactions among members of the Multicare Group) on a basis at least as favorable to such Loan Party as would at the time be obtainable for a comparable transaction on an arm's length dealing with an unrelated third party, except that this Section 4.12 shall not apply to (a) the Tax Sharing Agreement, (b) the Transaction Documents, or (c) transaction fees and expenses to Genesis, Cypress and TPG within seven days of the Closing Date, to the extent such are permitted by the 1997 Subordinated Note Indenture.

      4.13 MERGER. The Borrower and Multicare shall use their best efforts to cause the Merger to occur as soon after the Closing Date as practicable in accordance with the terms of the Merger Agreement.

      4.14 USE OF PROCEEDS. The Borrower will apply the proceeds of the Loans only (i) to purchase Tendered Shares pursuant to the Tender Offer and (ii) for the purposes described in Section 1.1(b).

      4.15  CERTAIN DISPOSITIONS.  On or before December 31, 1997, the
Borrower shall cause Multicare and its applicable Subsidiaries to sell to Genesis and/or one or more of its Subsidiaries (other than the Borrower, Genesis ElderCare Corp. or Multicare or any Subsidiary of any of them) their contract therapy business for a cash purchase price of approximately $24,000,000.00 and their institutional pharmacy business for a cash purchase price of approximately $50,000,000.00, each on terms and conditions satisfactory to the Agents.

                                    ARTICLE 5

                               NEGATIVE COVENANTS

      So long as any Loan Obligation shall remain unpaid or any Lender shall have any Commitment under this Agreement, the Borrower shall comply, and shall cause the other Loan Parties to comply, with the following covenants.

      5.1 INDEBTEDNESS. No Loan Party and no member of the Multicare Group shall, at any time, create, incur, assume or suffer to exist any Indebtedness (including any Guaranties, Capitalized Leases or Assumed Indebtedness), except:

            (a) Indebtedness to the Lender Parties pursuant to this Agreement and the other Loan Documents; and

            (b) Indebtedness of the Borrower evidenced by the 1997 Subordinated Notes; and

            (c) Indebtedness of Genesis ElderCare Corp. and members of the Multicare Group under or permitted by the Multicare Credit Agreement.

      5.2 LIENS. No Loan Party and no member of the Multicare Group shall, at any time create, incur, assume or suffer to exist any Lien on any of its assets (now owned or hereafter acquired), except for the following ("Permitted Liens"):

            (a) Liens pursuant to the Loan Documents;

            (b) Liens on property of members of the Multicare Group under or permitted by the Multicare Credit Agreement; and

            (c) Liens on property of the Borrower or Genesis ElderCare Corp. arising from taxes, assessments, charges or claims described in Section 4.9 hereof to the extent permitted by said Section 4.9, provided that the aggregate amount secured by all Liens described in this clause (c) shall not at any time exceed $500,000.00.

      5.3 LOANS, ADVANCES AND INVESTMENTS. No Loan Party and no member of the Multicare Group shall, at any time (i) make or suffer to exist any loan or advance to, or (ii) purchase, acquire or own (beneficially or of record) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other interest in, or (iii) make any capital contribution to, or other investment in (collectively, "Investments") any other Person, except:

            (a) in the case of the Borrower, Multicare Shares;

            (b) in the case of Genesis ElderCare Corp., the capital stock of the Borrower;

            (c) in the case of members of the Multicare Group, as permitted by the Multicare Credit Agreement;

            (d) Cash Equivalent Investments; and

            (e) in the case of members of the Multicare Group, acquisitions permitted under Section 5.4(c).

      5.4 ACQUISITIONS, ETC. No Loan Party and no member of the Multicare Group shall engage in any Acquisition (other than an acquisition of assets in the ordinary course of business) except:

            (a) the Borrower may acquire Multicare Shares;

            (b) Genesis ElderCare Corp. may acquire the capital stock of the Borrower; and

            (c) members of the Multicare Group may make Acquisitions permitted by the Multicare Credit Agreement.

      5.5 DISPOSITIONS. No Loan Party and no member of the Multicare Group shall sell, convey, assign, lease as lessor, transfer, abandon or otherwise dispose of (collectively, for purposes of this Section 5.5, "transfer"), voluntarily or involuntarily, any of its properties, except that members of the Multicare Group may do so if permitted or required by the Multicare Credit Agreement.

      5.6 ISSUANCE OF SUBSIDIARY STOCK OR OTHER OWNERSHIP INTERESTS. No Loan Party and no member of the Multicare Group shall create, acquire, dispose of, or change any interest in any Subsidiary except that members of the Multicare Group may do so if permitted by the Multicare Credit Agreement.

      5.7 LEASES. No Loan Party and no member of the Multicare Group shall at any time enter into or suffer to remain in effect any lease, as lessee, of any property, except that members of the Multicare Group may do so if permitted by the Multicare Credit Agreement.

      5.8 DIVIDENDS AND RELATED DISTRIBUTIONS. No Loan Party and no members of the Multicare Group shall (a) declare or pay any dividends, (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or (c) make any distribution of assets to its stockholders as such whether in cash, assets or obligations, (d) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of, any shares of its capital stock, (e) or make any other distribution by return of capital or otherwise in respect of any shares of its capital stock, except that members of the Multicare Group may do so if permitted by the Multicare Credit Agreement, and except that the Borrower or

Genesis ElderCare Corp. may declare and pay dividends and make distributions payable solely in its common stock, or options, warrants or other rights to purchase common stock provided that any such stock, warrants, options or other rights (other than such as are issued by Genesis ElderCare Corp. to Cypress, Nazem or TPG) are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreements.

      5.9 LIMITATION ON PAYMENTS, PREPAYMENTS, DEFEASANCE AND OTHER ACTION WITH RESPECT TO CERTAIN DEBT OBLIGATIONS. No Loan Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, pay, prepay, purchase, defease, redeem, retire, acquire, or otherwise make any payment (on account of principal, interest, premium or otherwise) in respect of any obligation under, or evidenced by the 1997 Subordinated Note Indenture (or cause or allow any event or condition to exist which would require any payment, prepayment, purchase, defeasance, redemption, retirement, acquisition or other payment of any such obligation) except that the Borrower may make cash interest payments on the 1997 Subordinated Notes as and when required to do so by the mandatory terms thereof, all to the extent consistent with the subordination provisions applicable thereto. The Borrower shall not amend, modify or supplement the terms or provisions contained in the 1997 Subordinated Notes, the 1997 Subordinated Note Indenture, or any agreement or instrument evidencing, relating or applicable thereto. The Borrower shall not take or omit to take any action under or in connection with the 1997 Subordinated Notes, the 1997 Subordinated Note Indenture, or any related agreement or instrument which would violate or impair the subordination provisions thereof. No Loan Party will make (or give any notice that it shall make) any voluntary or optional payment or prepayment or redemption or acquisition for value of, or will refund, refinance or exchange any Indebtedness (excluding Loan Obligations) if at such time any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof. No Loan Party shall designate any of its Indebtedness as "Designated Senior Indebtedness" for purposes of the 1997 Subordinated Note Indenture except Indebtedness incurred pursuant to this Agreement or the Multicare Credit Agreement.

      5.10 LIMITATIONS ON MODIFICATION OF CERTAIN DOCUMENTS.

            (a) Constituent Documents. No Loan Party and no member of the Multicare Group shall amend, modify or supplement its articles or certificate of incorporation, bylaws, partnership agreement or similar constituent documents
(i) if a Material Adverse Effect could result from such amendment, modification or supplement or (ii) if such amendment, modification or waiver could reasonably be expected to materially adversely affect the rights or interests of the Agents or the Lenders.

            (b) Transaction Documents. No Loan Party shall amend, modify or supplement any Transaction Document, except for such amendments, modifications or supplements which could not reasonably be expected to have an adverse effect on the Loan

Parties and the members of the Multicare Group taken as a whole (including the condition (financial or otherwise), properties or prospects of such Persons), the Loan Documents or any Lender Party.

      5.11 LIMITATION ON CERTAIN RESTRICTIVE PROVISIONS. No Loan Party and no member of the Multicare Group shall enter into, or remain a party to, any agreement or instrument which would impose any restriction; (a) on the right of such Person from time to time to declare and pay dividends or take similar actions with respect to capital stock owned by such Person or pay any Indebtedness, obligations or liabilities from time to time owed to a another Loan Party or Subsidiary; or (b) that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired) to secure any senior Indebtedness except for restrictions in agreements respecting Permitted Liens to the extent that the prohibition applies only to property subject to the Permitted Lien; or (c) would prohibit, or require the consent of any Person to, any amendment, modification or supplement to any of the Loan Documents, except
(i) restrictions set forth in the Loan Documents or in documents entered into in connection with the Multicare Credit Agreement; (ii) legal restrictions of general applicability; and (iii) restrictions pursuant to the 1997 Subordinated
Note Indenture.

      5.12 LIMITATIONS ON MERGERS, ETC. No Loan Party and no member of the Multicare Group shall merge or consolidate with or into any Person, except (a) the Merger and (b) in the case of Multicare and its Subsidiaries, mergers permitted by the Multicare Credit Agreement.

      5.13 AVOIDANCE OF OTHER CONFLICTS. No Loan Party and no member of the Multicare Group shall violate or conflict with, be in default under, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with (a) its articles or certificate of incorporation, bylaws or partnership agreement (or other constituent documents), or (b) any agreement or instrument to which it is party or by which any of its properties (now owned or hereafter acquired) may be subject or bound, except, with respect to clause (b), for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                                    ARTICLE 6

                                    DEFAULTS

      6.1 "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary and whether it shall be by action or inaction, by operation of law, pursuant to a court order or any rule or regulation of any Governmental Authority or otherwise):

            (a) Failure to Pay Principal. The Borrower shall fail to make any payment of the principal of any Loan on the date when the same shall become due and payable, whether at stated maturity or at a date fixed for any prepayment thereof or otherwise.

            (b) Failure to Pay Interest, Fees and Other Amounts. The Borrower shall fail to make any payment of interest on any Loan or shall fail to pay any fees or any other amounts owing hereunder or under any other Loan Documents (other than as specified in paragraph (a) above) on the dates when such interest, fees or other amounts shall become due and payable and such failure continues for more than three (3) Business Days.

            (c) Covenant Defaults. (i) There shall occur a default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to any of Sections 4.1(d)(ii), 4.2, 4.3, 4.7, 4.10, 4.12, or
4.14 or any Section of Article 5.

                  (ii) There shall occur any default in the due performance or observance of any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement (other than as provided in paragraph (a) or paragraph (b) above or subparagraph (i) of this paragraph (c)) and, if capable of being remedied, such default shall continue unremedied for thirty (30) days after the Borrower becomes aware, or should in the exercise of reasonable diligence have become aware, of such default.

            (d) Misrepresentation. Any representation or warranty made or deemed made by any Loan Party in or pursuant to or in connection with any Loan Document shall prove to have been false or misleading in any material respect as of the time when made or deemed made.

            (e) Multicare Credit Agreement Default. There shall have occurred and be continuing any "Event of Default" as such term is defined in the Multicare Credit Agreement.

            (f) Subordinated Notes. Any "Event of Default" (or similar term) as defined in the 1997 Subordinated Note Indenture and any other subordinated indenture to which any Loan Party may from time to time be party shall have occurred and be continuing; or, any term or provision of the subordination provisions contained in such Indenture shall cease to be in full force and effect in accordance with its respective terms, or any Loan Party or any holder of any 1995 Subordinated Note or of any 1996 Subordinated Note or other subordinated note or other subordinated obligations or of any 1997 Subordinated Note (or any trustee or agent on behalf of such holder) shall terminate, repudiate, declare voidable or void or otherwise contest any term or provision of such subordination provisions; or the Borrower shall make, or shall be required to make or to offer to make, any purchase, defeasance or redemption of 1997 Subordinated Notes under the 1997 Subordinated Note Indenture or the Borrower shall make, or shall be required to make or offer to make any defeasance, redemption or purchase of subordinate notes under any similar provisions, if any, under any other such subordinated indenture or other subordinated obligations.

            (g) Other Cross-Defaults. (i) Any Loan Party shall fail to pay, in accordance with its terms and when due and payable, any Indebtedness (other than Indebtedness referred in paragraph (a), (e) or (f) above) under, or arising out of an agreement or instrument (or group or series of related agreements or instruments) which evidences outstanding Indebtedness in excess of $5,000,000.00; (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid or purchased prior to the stated maturity thereof; (iii) any event shall have occurred and be continuing that permits any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to accelerate the maturity thereof or require any prepayment or repurchase thereof; or (iv) a default by any Loan Party shall be continuing under any other instrument or agreement (whether or not relating to Indebtedness) binding upon such Person, except a default that, together with all other such defaults under this clause (iv), could not have a Material Adverse Effect.

            (h) Judgments and Executions. One or more judgments for the payment of money shall have been entered against any Loan Party or Loan Parties, which judgment or judgments, to the extent not paid or fully covered by insurance, exceed $1,000,000.00 in the aggregate, and such judgment or judgments shall have remained undischarged and unstayed for a period of 30 consecutive days; or one or more writs or warrants of attachment, garnishment, execution, distraint or similar process or any attachment (prejudgment or otherwise) of assets exceeding in value the aggregate amount of $1,000,000.00 shall have been issued against any Loan Party or Loan Parties or any of its or their respective properties.

            (i) Invalidity or Noncompliance With Loan Documents. Any of the Loan Parties shall fail to perform any of its obligations under any of the Loan Documents (after taking into account any applicable cure period set forth in such agreements), or the validity of this Agreement or any of the other Loan Documents shall have been challenged or disaffirmed by or on behalf of any of the Loan Parties, or any of the Loan Documents shall cease to be in full force and effect (other than pursuant to its terms) or, other than as a direct result of any action or inaction of a Lender Party, any Liens created or intended to be created by any of the Loan Documents shall at any time cease to be valid and perfected subject to no equal or prior Liens except Permitted Liens.

            (j) Material Adverse Effect. The Required Lenders shall have determined in good faith that an event or condition has occurred which could have a Material Adverse Effect.

            (k) Environmental. Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Loan Party or any of their respective Environmental Affiliates, and the Required Lenders shall determine in good faith (which determination shall be conclusive) that such event(s) or condition(s), individually or in the aggregate, could have a Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person which has not been cured to the satisfaction of the Required Lenders, or (ii) the existence of any pending or threatened Environmental Claim against any such Person, or the existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Claim against any such Person.

            (l) Change of Control. A Change of Control shall have occurred; or a "Change in Control" (as defined in the 1997 Subordinated Note Indenture) shall have occurred.

            (m) Insolvency, Bankruptcy, Etc. Any Loan Party or any entity in the Multicare Group shall make an assignment for the benefit of creditors or a composition with creditors, shall generally not be paying its debts as they mature, shall admit its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against Loan Party or any entity in the Multicare Group any such proceeding and the same shall not be dismissed within thirty (30) days, or an order, judgment or decree approving the petition in any such proceeding shall be entered against any Loan Party or any entity in the Multicare Group; or any Loan Party or any entity in the Multicare Group shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, custodian, liquidator or trustee of or for it or for any substantial part of its property or assets, or shall suffer the appointment of any receiver, liquidator or trustee, or shall take any corporate action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding and the same shall not be dismissed within thirty (30) days or a receiver or a trustee or other officer or representative of a court or of creditors, or any court, governmental office or agency, shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of such Loan Party or any entity in the Multicare Group and shall not have relinquished possession within thirty (30) days, or any Loan Party or any entity in the Multicare Group shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors, or any of them, or any Loan Party or any entity in the Multicare Group shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint.

            (n) Termination of Multicare Management Agreement or other Transaction Documents. Except as permitted by the Required Lenders, (i) the Multicare Management Agreement shall cease to be in full force and effect or there shall be any breach by any party thereto or a default thereunder or an amendment, modification or supplement thereto not permitted by the terms of this Agreement or any notice of non-renewal or termination thereunder shall have been delivered by any party thereto or (ii) any other Transaction Document shall cease to be in full force and effect (other than by its terms) or there shall be any material breach by any party thereto or a default thereunder or any such document shall be amended, modified, restated or supplemented in a manner not expressly permitted by the terms of this Agreement or (iii) any other Management Agreement of any entity in the Multicare Group shall be terminated or cease to be renewed or extended or shall be amended, modified, restated or supplemented if such termination, failure to renew or extend or amendment, modification, restatement, or supplement (either singly or collectively with all other such events relating to other Management Agreements) could have a Material Adverse Effect.

            (o) Loss of Licenses, Reimbursement Approvals, Etc. There shall be a Limitation of one or more Licenses or Reimbursement Approvals of any Loan Party or any member of the Multicare Group or any Person managed thereby and the Required Lenders shall determine in good faith that such Limitation, and individually or collectively all such Limitations, could reasonably be expected to have a Material Adverse Effect.

      6.2 CONSEQUENCES OF AN EVENT OF DEFAULT

            (a) Events of Default in General. If an Event of Default (other than one specified in paragraph (m) of Section 6.1 hereof (Insolvency, Bankruptcy, Etc.) shall occur and be continuing or shall exist, then, in addition to all other rights and remedies which the Administrative Agent or any other Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Lenders shall be under no further obligation to make Loans, and the Administrative Agent may, (and upon the written request of the Required Lenders, shall), by notice to the Borrower, from time to time do any or all of the following:

                  (i) Declare the Commitments terminated, whereupon the
            Commitments will terminate and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (ii) Declare the unpaid principal amount of the Loans,
            interest accrued thereon and all other Loan Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue.

                  (iii) Take any and all actions permitted under the Security
            Documents.

                  (iv) Exercise such other remedies as may be available to the
            Lender Parties under applicable Law.

            (b) Automatic Acceleration; Certain Bankruptcy-Related Events. If an Event of Default specified in paragraph (m) of Section 6.1 hereof (Insolvency, Bankruptcy, Etc.) shall occur or exist, then, in addition to all other rights and remedies which any Lender Party may have hereunder or under any other Loan Document, at law, in equity or otherwise, the Commitments shall automatically terminate and the Lenders shall be under no further obligation to make Loans, and the unpaid principal amount of the Loans, interest accrued thereon and all other Loan Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived, and an action therefor shall immediately accrue, and in addition, the Administrative Agent may, (and upon the written request of the Required Lenders), shall, by notice to the Borrower, do one or more of the following: (i) take any and all actions permitted under the Pledge Agreement or any other Loan Document or (ii) exercise such other remedies as may be available to the Lender Parties under applicable Law.

            (c) Equitable Remedies. It is agreed that, in addition to all other rights hereunder or under Law, the Administrative Agent shall have the right to institute proceedings in equity or other appropriate proceedings for the specific performance of any covenant or agreement made in any of the Loan Documents or for an injunction against the violation of any of the terms of any of the Loan Documents or in aid of the exercise of any power granted in any of the Loan Documents or by Law or otherwise.

      6.3 APPLICATION OF PROCEEDS. After the occurrence of an Event of Default and acceleration of the Loans, any amounts received on account of Loan Obligations shall be applied by the Administrative Agent in the following order:

            First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts due to the Administrative Agent in its capacity as such;

            Second, to payment of that portion of the Loan Obligations constituting fees, indemnities (other than those paid pursuant to the preceding clause First), expenses and other amounts due to the Lender Parties, ratably among them in proportion to the amounts described in this clause Second due to them;

            Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on Loans, ratably among the Lender Parties in proportion to the respective amounts described in this clause Third due to them;

            Fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans ratably among the Lender Parties in proportion to the respective amounts described in this clause Fourth due to them;

            Fifth, to payment of all other Loan Obligations, ratably among the Lender Parties in proportion to the respective amounts described in this clause Fifth due to them; and

            Finally, the balance, if any, after all of the Loan Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT

      7.1 APPOINTMENT. Subject to the provisions of the second sentence of
Section 7.9 below, each Lender Party hereby irrevocably appoints Mellon to act as Administrative Agent for such Lender Party under this Agreement and the other Loan Documents. Each Lender Party hereby irrevocably authorizes the Administrative Agent to take such action on behalf of such Lender Party under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and to perform such duties, as are expressly delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Mellon hereby agrees to act as Administrative Agent on behalf of the Lender Parties on the terms and conditions set forth in this Agreement and the other Loan Documents, subject to its right to resign as provided in Section 7.9 hereof. Each Lender Party hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Loan Documents and to accept delivery of such of the other Loan Documents as may not require execution by the Administrative Agent. Each Lender Party agrees that the rights and remedies granted to the Administrative Agent under the Loan Documents shall be exercised exclusively by the Administrative Agent (or a Person designated by the Administrative Agent), and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

      7.2 GENERAL NATURE OF ADMINISTRATIVE AGENT'S DUTIES. Notwithstanding anything to the contrary elsewhere in this Agreement or in any other Loan
Document:

            (a) The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and no implied duties or responsibilities on the part of the Administrative Agent shall be read into this Agreement or any other Loan Document or shall otherwise exist.

            (b) The duties and responsibilities of the Administrative Agent under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with respect to any Lender Party.

            (c) The Administrative Agent's relationship with and to the Lender Parties is governed exclusively by the terms of this Agreement and the other Loan Documents. The Administrative Agent does not assume, and shall not at any time be deemed to have, any relationship of agency or trust with or for, any Lender Party or any other Person or (except only as expressly provided in this Agreement and the other Loan Documents) any other duty or responsibility to such Lender Party or other Person.

            (d) The Administrative Agent shall be under no obligation to take any action hereunder or under any other Loan Document if the Administrative Agent believes in good faith that taking such action may conflict with any Law or any provision of this Agreement or any other Loan Document, or may require the Administrative Agent to qualify to do business in any jurisdiction where it is not then so qualified.

            (e) The authority of the Administrative Agent to request information from the Borrower or to take any other voluntary action hereunder shall impose no duty of any kind on the Administrative Agent to make such request or take any such action.

      7.3 EXERCISE OF POWERS. The Administrative Agent shall take any action of the type specified in this Agreement or other Loan Document as being within the Administrative Agent's rights, powers or discretion in accordance with directions from the Required Lenders (or as otherwise provided in the Loan Documents). In the absence of such direction, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take any such action, except to the extent that this Agreement or such other Loan Document expressly requires the direction or consent of the Required Lenders (or all of the Lenders, or some other Person or group of Persons), in which case the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on each Lender Party (whether or not it so consented). The Administrative Agent shall not have any liability to any Person as a result of any action or inaction in conformity with this Section 7.3.

      7.4 GENERAL EXCULPATORY PROVISIONS. Notwithstanding anything to the contrary elsewhere in this Agreement or any other Loan Document:

            (a) The Administrative Agent shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Loan Document, except only for direct (as opposed to consequential or other) damages suffered by a Person and only to the extent that such Person proves that such damages were caused by the Administrative Agent's own gross negligence or willful misconduct.

            (b) The Administrative Agent shall not be responsible for (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of any Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, or received under or in connection with, any Loan Document, (iii) any failure of any Loan Party or any Lender to perform any of their respective obligations under any Loan Document, (iv) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any Loan Document or otherwise from time to time, or (v) caring for, protecting, insuring, or paying any taxes, charges or assessments with respect to any Collateral.

            (c) The Administrative Agent shall not be under any obligation to ascertain, inquire or give any notice relating to (i) the performance or observance of any of the terms or conditions of this Agreement, any other Loan Document on the part of any Loan Party, (ii) the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any other Person (even if the Administrative Agent knows or should know that some event or condition exists or fails to exist), or (iii) except to the extent set forth in
Section 7.5(f) below, the existence of any Event of Default or Default.

            (d) The Administrative Agent shall not be under any obligation, either initially or on a continuing basis, to provide any Lender Party with any notices, reports or information of any nature, whether in its possession presently or hereafter, whether obtained under or in connection with this Agreement or otherwise, except for such notices, reports and other information expressly required by this Agreement or any other Loan Document to be furnished by the Administrative Agent to such Lender Party.

      7.5 ADMINISTRATION BY THE ADMINISTRATIVE AGENT.

            (a) The Administrative Agent may rely upon any notice or other communication of any nature (written or oral, including but not limited to telephone conversations, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Administrative Agent shall not have any duty to verify the identity or authority of any Person giving such notice or other communication.

            (b) The Administrative Agent may consult with legal counsel (including in-house counsel for the Administrative Agent or in-house or other counsel for any Loan Party), independent public accountants and any other experts selected by it from time to time, and the Administrative Agent shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

            (c) The Administrative Agent may conclusively rely upon the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Administrative Agent in accordance with the requirements of this Agreement or any other Loan Document. Whenever the Administrative Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Loan Party or Lender Party, such matter may be established by a certificate of such Loan Party or Lender Party, as the case may be, and the Administrative Agent may conclusively rely upon such certificate (unless other evidence with respect to such matter is specifically prescribed in this Agreement or another Loan Document).

            (d) The Administrative Agent may fail or refuse to take any action unless it shall be directed by the Required Lenders (or all of the Lenders, or some other Person or group of Persons, if this Agreement or another Loan Document so expressly requires) to take such action and it shall be indemnified to its satisfaction from time to time against any and all amounts, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature which may be imposed on, incurred by or asserted against the Administrative Agent by reason of taking or continuing to take any such action.

            (e) The Administrative Agent may perform any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (f) The Administrative Agent shall not be deemed to have any knowledge or notice of the occurrence of any Event of Default or Default unless the Administrative Agent has received notice from a Lender Party or the Borrower referring to this Agreement, describing such Event of Default or Default, and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each Lender Party.

      7.6 LENDER PARTIES NOT RELYING ON ADMINISTRATIVE AGENT OR OTHER LENDERS. Each Lender Party acknowledges as follows: (a) neither the Administrative Agent nor any other Lender Party has made any representations or warranties to it, and no act taken hereafter by the Administrative Agent or any other Lender Party shall be deemed to constitute any representation or warranty by the Administrative Agent or such other Lender Party to it; (b) it has, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the other Loan Documents; and (c) it will, independently and without reliance upon the Administrative Agent or any other Lender Party, and based upon such documents and information as it shall deem appropriate at the time, make its own decisions to take or not take action under or in connection with this Agreement and the other Loan Documents.

      7.7 INDEMNIFICATION. Each Lender agrees to reimburse and indemnify each Agent and its directors, officers, employees and agents (to the extent not reimbursed by a Loan Party and without limitation of the obligations of the Loan Parties to do so), in proportion to the Lenders' respective pro rata share of (without duplication) the Commitment and the Loans, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including the fees and disbursements of counsel for such Agent or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Agent or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Agent or such other Person as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document, the Tender Offer, the Merger, any Acquisition or any other transaction from time to time contemplated hereby or thereby, or any transaction actually or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, provided that no Lender shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that such Lender proves were the result of the gross negligence or willful misconduct of such Agent or such other Person. Payments under this Section 7.7 shall be due and payable on demand.

      7.8 HOLDERS OF NOTES. The Administrative Agent may deem and treat the Lender which is payee of a Note as the owner and holder of such Note for all purposes hereof unless and until an Assignment and Acceptance with respect to the assignment or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 9.9 hereof.

      7.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to the other Lender Parties and the Borrower. The Administrative Agent may be removed by the Required Lenders at any time for cause by such Required Lenders giving 30 days' prior written notice thereof to the Administrative Agent, the other Lender Parties and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with (so long as no Default or Event of Default shall have occurred and then be continuing) the consent of the Borrower, whose consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed and consented to, and shall have accepted such appointment, within 30 days after such notice of resignation or removal, then the retiring Administrative Agent may (but shall not be required to) appoint a successor Administrative Agent. Each successor Administrative Agent shall be a Lender if any Lender shall at the time be willing to become the successor Administrative Agent, and if no Lender shall then be so willing, then such successor Administrative Agent shall be an Eligible Institution. Upon the acceptance by a successor Administrative Agent of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the properties, rights, powers, privileges and duties of the former Administrative Agent in its capacity as such, without further act, deed or conveyance. Upon the effective date of resignation or removal of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties under this Agreement and the other Loan Documents, but the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement. If and so long as no successor Administrative Agent shall have been appointed, then any notice or other communication required or permitted to be given by the Administrative Agent shall be sufficiently given if given by the Required Lenders, all notices or other communications required or permitted to be given to the Administrative Agent shall be given to each Lender, and all payments to be made to the Administrative Agent shall be made directly to the Loan Party or Lender Party for whose account such payment is made.

      7.10 ADDITIONAL ADMINISTRATIVE AGENTS; COLLATERAL AGENT. If the Administrative Agent shall from time to time deem it necessary or advisable, for its own protection in the performance of its duties hereunder or in the interest of the Lender Parties, the Administrative Agent and the Borrower shall (and the Borrower shall cause the other Loan Parties to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or advisable, in the opinion of the Administrative

Agent, to constitute one or more other Persons designated by the Administrative Agent, to act as co-Administrative Agent or agent with respect to any part of the Collateral, with such powers of the Administrative Agent as may be provided in such supplemental agreement, and to vest in such other Person as such co-Agent or separate agent, as the case may be, any properties, rights, powers, privileges and duties of the Administrative Agent under this Agreement or any other Loan Document.

      7.11 CALCULATIONS. The Administrative Agent shall not be liable for any calculation, apportionment or distribution of payments made by it in good faith and without gross negligence or willful misconduct. If such calculation, apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender Party to whom payment was due but not made shall be to recover from the other Lender Parties any payment in excess of the amount to which they are determined to be entitled or, if the amount due was not paid by the appropriate Loan Party, to recover such amount from the appropriate Loan Party.

      7.12 OTHER AGENTS.

            (a) In General. The title "Syndication Agent" given to Citicorp USA, Inc., and NationsBank, N.A. in this Agreement and the title "Documentation Agent" given to First Union National Bank in this Agreement are solely for identification purposes and imply no rights in favor of such Person and no responsibility by such Person except such rights or obligations of "Agents" (including the right to make certain determinations) as are expressly stated herein. No such Agent shall be liable for any act or failure to act on its part except for that which the claimant proves constitutes the gross negligence or willful misconduct of such Agent.

            (b) Successor Agents. Any Syndication Agent and the Documentation Agent may resign at any time and such Agents may be removed at any time for cause by the other Agents and the Borrower in which event, the Borrower (if no Default or Event of Default shall then exist) and the Administrative Agent may (in their sole discretion) appoint a successor Agent.

      7.13 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment hereunder and the Loan Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Holder of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) any Loan Party or any stockholder, Subsidiary or Affiliate of any Loan Party or (b) any other Person, whether such other Person may be engaged in any conflict or dispute with any Loan Party or any Lender Party or otherwise, as though the Administrative Agent were not the Administrative Agent hereunder.

                                    ARTICLE 8

                            DEFINITIONS; CONSTRUCTION

            8.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the following meanings, (terms defined in the singular to have a correlative meaning when used in the plural) unless the context hereof otherwise clearly requires:

            "Accumulated Funding Deficiency" has the meaning given to such term in ss.4001(a)(18) of ERISA.

            "Acquisition" means any acquisition by any Loan Party or any member of the Multicare Group, directly or indirectly, whether in one transaction or in a series of related transactions (and whether by merger, consolidation, acquisition of assets or otherwise) of all or any substantial portion of the ownership interests in or assets of any separate business enterprise.

            "Administrative Agent" has the meaning ascribed to such term in the preamble of this Agreement.

            "Affiliate" of a Person means (a) any other Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person, (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of such Person or of a Person who is an Affiliate of such Person, and (c) any individual related to such Person or Affiliate by consanguinity or adoption within the third degree. For purposes of the preceding sentence, "control" of a Person means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 5% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 5% or more of any class of equity interest).

            "Agents" means collectively the Administrative Agent, Citicorp USA, Inc., and NationsBank, N.A., each as a Syndication Agent, and First Union National Bank, as Documentation Agent.

            "Agreement" means this Credit Agreement as the same may be amended, modified, restated or supplemented from time to time in accordance with its terms.

            "Agreement Date" means the date first-above written.

            "Amount of Unfunded Benefit Liabilities" has the meaning given to such term in ss.4001(a)(18) of ERISA.

            "Assignment and Acceptance" has the meaning ascribed to such term in
Section 9.9.

            "Assumed Indebtedness" means Indebtedness incurred by a Person which is not a Loan Party or a Subsidiary of a Loan Party and which (a) is existing at the time such Person (or assets of such Person) is acquired by a Loan Party or a Subsidiary of a Loan Party and (b) is assumed by a Loan Party or a Subsidiary of a Loan Party in connection with such Acquisition, other than Indebtedness incurred by the original obligor in connection with, or in contemplation of, such Acquisition.

            "Available Commitment" means, as of any date, the difference between
(a) the amount of the Commitment on such date and (b) the aggregate principal amount of all Loans made on or before such date.

            "Bank Tax" means (i) any Tax based on or measured by net income of a Lender Party, any franchise Tax and any doing business Tax imposed upon any Lender Party by any jurisdiction (or any political subdivision thereof) in which such Lender Party or any lending office of a Lender Party is located and (ii) for the purposes of Section 1.12, any other Tax imposed by a jurisdiction other than the United States or a political subdivision thereof that would not have been imposed but for a present or former connection between such Lender Party or lending office (as the case may be) and such jurisdiction.

            "Borrower" has the meaning ascribed to such term in the preamble hereto.

            "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in the city in which the Administrative Agent's lending office is located.

            "Capitalized Lease" means at any time any lease which is, or should be, capitalized on the balance sheet of the lessee at such time in accordance with GAAP.

            "Capitalized Lease Obligation" of any Person at any time means the aggregate amount which is, or should be, reported as a liability on the balance sheet of such Person at such time as lessee under a Capitalized Lease in accordance with GAAP.

            "Cash Equivalent Investments" means any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Services;
(iii) commercial paper of companies, banks, trust companies or national banking associations (in each case excluding Multicare and its Affiliates) incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Services; and (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven days for underlying securities of the type referred to in clause (i) above.

            "Cash Flow", with respect to any Person, for any period, means (a) Net Income of such Person plus (b) each of the following to the extent deducted in determining Net Income: (i) Interest Expense, (ii) Rental Expense, (iii) depreciation expense, (iv) amortization expense and (v) income taxes, all as adjusted for changes in accrued management fees under the Multicare Management Agreement, in each case for such period.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List, as the same may be amended from time to time.

            "Change of Control" means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in
            Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended), other than a Permitted Holder (as hereinafter defined), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that a Person shall be deemed to be the "beneficial owner" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than, on a fully diluted basis, 35% of the total Voting Stock of Genesis ElderCare Corp. (and all rights and options to purchase such Voting Stock) if such "beneficial ownership" is greater than the amount of voting power of the Voting Stock of Genesis ElderCare Corp. (and all rights and options to purchase such Voting Stock), held by Genesis and its Affiliates on such date;

                  (b) TPG, Cypress, Nazem and Genesis, collectively, shall cease to own beneficially and of record at least 51% of the shares of each class of capital stock of Genesis ElderCare Corp. (and all rights and options to purchase such shares of capital stock) subject to no Liens;

                  (c) Genesis ElderCare Corp. shall cease to own beneficially and of record 100% of the capital stock of the Borrower or, after the Merger, of Multicare (and all rights and options to purchase such shares of capital stock);

                  (d) Multicare at any time fails to own beneficially and of record 100% of the capital stock of each of its Subsidiaries (subject to any disposition permitted by this Agreement);

                  (e) any "person" or "group" (as defined in paragraph (a) of this definition), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in paragraph (a) of this definition), directly or indirectly, of more than 50% of the total Voting Stock (as hereinafter defined) of Genesis;

                  (f) Genesis or any Loan Party consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into Genesis or any Loan Party, in any such event pursuant to a transaction in which the outstanding Voting Stock of Genesis or such Loan Party is changed into or exchanged for cash, securities or other property, other than the Merger and other than any such transaction where (i) the outstanding Voting Stock of Genesis or such Loan Party is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock (as hereinafter defined) or (y) cash, securities or other property in an amount which (as applicable) Genesis would not be prohibited, under Section 5.10 of the 1995 Subordinated Note Indenture if then in effect, or under Section 5.10 of the 1996 Subordinated Note Indenture if then in effect, from paying as a "restricted payment" (as defined in such indentures), or which the Borrower would not be prohibited, under Section 4.04 of the 1997 Subordinated Note

            Indenture if then in effect from paying as a "restricted payment" (as defined in such indenture), and (ii) the holders of the Voting Stock of Genesis or such Loan Party immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction;

                  (g) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Genesis or of a Loan Party (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Genesis or such Loan Party was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Genesis or of such Loan Party then in office, except in the case of a change in the composition of the Board of Directors of Multicare, approved by Genesis in connection with its acquisition of the Common Stock of Genesis ElderCare Corp. held by Cypress, Nazem and TPG ; or

                  (h) Genesis or any Loan Party is liquidated or dissolved or adopts a plan of liquidation.

For purposes of this definition of "Change of Control," (A) "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); (B) "Redeemable Capital Stock" of a Person means any capital stock or equity interests that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any stated maturity of the principal of the 1995 Subordinated Notes, the 1996 Subordinated Notes or the 1997 Subordinated Notes or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof; (C) "Board of Directors" of a Person means the board of directors of such Person or the executive committee of such Person; and (D) "Permitted Holder" means Genesis, Cypress, Nazem, TPG and their wholly-owned Subsidiaries.

            "Closing Date" means the date that the initial Loans are made hereunder.

            "COBRA Violation" means any violation of the "continuation coverage requirements" of "group health plans" of former ss.162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988) and of ss.4980B of the Code (as in effect for tax years beginning on or after January 1, 1989) and Part 6 of Subtitle B of Title I of ERISA.

            "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time, and the Treasury regulations thereunder.

            "Collateral" means the collateral subject to, or purported to be subject to, the Liens of the Pledge Agreements, from time to time.

            "Commitment" means, with respect to any Lender, (i) the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule 1.1 hereto or, in the case of a Lender that becomes a Lender pursuant to an assignment, the amount of the assignor's Commitment assigned to such Lender, in either case as the same may be reduced from time to time pursuant to Section 1.6 above or increased or reduced from time to time pursuant to assignments in accordance with Section 9.9 below or (ii) as the context may require, the obligation of such Lender to make Loans in an aggregate unpaid principal amount not exceeding such amount. "Commitment" means with respect to all Lenders, the sum of each Lender's Commitment.

            "Controlled Group" means a group of employers, of which any Loan Party is a member and which group constitutes:

                  (a) A controlled group of corporations (as defined inss.414(b) of the Code);

                  (b) Trades or businesses (whether or not incorporated) which are under common control (as defined in ss.414(c) of the Code);

                  (c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in ss.414(m) of the Code); or

                  (d) Any other entity required to be aggregated with the Borrower pursuant to ss.414(o) of the Code.

            "Cypress" means The Cypress Group L.L.C., a Delaware limited liability company and (a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "Cypress" shall include Cypress Associates L.P., Cypress Offshore Partners L.P., Cypress Merchant Banking Partners L.P. and Cypress Advisors Inc.

            "Default" means any event or condition which with notice, passage of time or both, would constitute an Event of Default.

            "Default Rate" means, with respect to any amounts payable hereunder or under the other Loan Documents, a rate equal to the sum of (a) two percent (2%) per annum plus (b) the interest rate otherwise in effect with respect to such amounts.

            "Defined Benefit Pension Plan" means a defined benefit plan (other than a Multiemployer Plan) as defined in ss.3(35) of ERISA which is maintained by the Borrower or any member of its Controlled Group.

            "Defined Contribution Plan" means an individual account plan as defined in ss.3(34) of ERISA which is maintained by the Borrower or any member of its Controlled Group.

            "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

            "Eligible Institution" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the OECD) or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or under the laws of a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $500,000,000; and (vii) with respect to any Lender that is a fund, any other fund with assets in excess of $100,000,000 that invests in bank loans and is managed by the same investment advisor as such Lender; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Institution under this definition.

            "Environmental Affiliate" means, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained, assumed or otherwise is liable for (by Law, agreement or otherwise).

            "Environmental Approvals" means any approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, any Governmental Authority pursuant to or required under any Environmental Law.

            "Environmental Claim" means, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including but not limited to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Environmental Concern Materials at any location, whether or not owned by such Person.

            "Environmental Cleanup Site" means any location which is listed or proposed for listing on the National Priorities List (as established under CERCLA), on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Law.

            "Environmental Concern Materials" means (a) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Law (including but not limited to any "hazardous substance" as defined in CERCLA or any similar state
Law), (b) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (c) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polychlorinated biphenyls, radon and urea formaldehyde.

            "Environmental Law" means any Law, whether now existing or subsequently enacted or amended, relating to (a) pollution or protection of the environment, including natural resources, (b) exposure of Persons, including but not limited to employees, to Environmental Concern Materials, (c) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of Environmental Concern Materials or (d) regulation of the manufacture, use or introduction into commerce of Environmental Concern Materials including their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage or disposal. "Environmental Law" shall also include any Environmental Approval and the terms and conditions thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

            "Event of Default" means any of the Events of Default described in
Section 6.1 hereof.

            "Excluded Subsidiaries" means the entities listed on Schedule 8.1 attached hereto and, after the Closing Date, each Subsidiary of any Excluded Subsidiary, except, in any case, any such entity that shall have been designated a "Restricted Subsidiary" pursuant to Section 6.10(b) of the Multicare Credit Agreement.

            "Federal Funds Rate" for any day means the rate per annum determined by the Administrative Agent (which determination shall be conclusive) to be the rate per annum announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by federal funds brokers on the previous trading day, or, if such Federal Reserve Bank does not announce such rate on any day, the rate for the last day on which such rate was announced.

            "GAAP" has the meaning set forth in Section 8.3 below.

            "Genesis" means Genesis Health Ventures, Inc., a Pennsylvania corporation.

            "Genesis Credit Agreement" has the meaning set forth in Section 2.1(t).

            "Genesis ElderCare Corp." means the Delaware corporation of that name, formerly named Waltz Corp.

            "Genesis ElderCare Corp. Guaranty" means the guaranty of even date herewith executed by Genesis ElderCare Corp. in favor the Administrative Agent and the Lenders, as it may be amended, modified, restated or supplemented form time to time in accordance with the terms hereof and thereof.

            "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

            "Guaranty" means, with respect to any Person (a "Guarantor"), any contractual or other obligation, contingent or otherwise, of such Person to pay any Indebtedness or other obligation of any other Person or to otherwise protect the holder of any such Indebtedness or other obligation against loss (whether such obligation arises by agreement to pay, to keep well, to purchase assets, goods, securities or services or otherwise) provided, however, that the term "Guaranty" shall not include an endorsement for collection or deposit in the ordinary course of business. The term, "Guaranty," when used as a verb has the correlative meaning.

            "Health Care Business" means any healthcare related business including any facility, unit, operation or business supplying health care services, supplies or products, including long-term care, rehabilitation therapy, specialized health care, health care management, and pharmacies.

            "Indebtedness" of any Person means (without duplication):

                  (a) all obligations on account of money borrowed by, or credit extended to or on behalf of, or for or on account of deposits with or advances to, such Person;

                  (b) all obligations of such Person evidenced by bonds,
            debentures, notes or similar instruments;

                  (c) all obligations of such Person for the deferred purchase price of property or services;

                  (d) all obligations secured by a Lien on property owned by such Person (whether or not assumed) provided, however, for purposes of determining the amount of such Indebtedness under this clause
            (d), the amount of any such non-recourse Indebtedness shall be limited to the lesser of (i) the fair market value of the asset subject to such Lien and (ii) the amount of such Indebtedness;

                  (e) all obligations of such Person under Capitalized Leases
            (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such Capitalized Lease to repossession or sale of such property);

                  (f) the face amount of all letters of credit issued for the account of such Person and, without duplication, the unreimbursed amount of all drafts drawn thereunder, and all other obligations of such Person associated with such letters of credit or draws thereon;

                  (g) all obligations of such Person with respect to acceptances or similar obligations issued for the account of such Person;

                  (h) all obligations of such Person under a product financing or similar arrangement described in paragraph 8 of FASB Statement of Accounting Standards No. 49 or any similar requirement of GAAP;

                  (i) all obligations of such Person under any Interest Rate
            Hedging Agreement or any currency protection agreement, currency future, option or swap or other currency hedge agreement; and

                  (j) all Guaranties of such Person.

      Indebtedness shall not include accounts payable to trade creditors arising out of purchases of goods or services in the ordinary course of business, provided that (i) such accounts payable are payable on usual and customary trade terms, and
      (ii) such accounts payable are not overdue by more than 60 days according to the original terms of sale except (if no foreclosure, distraint, levy, sale or similar proceeding shall have been commenced) where such payments are being contested in good faith by appropriate proceedings diligently conducted and subject to such reserves or other appropriate provisions as may be required by GAAP.

            "Indemnified Parties" means, collectively, the Lender Parties and their respective Affiliates and (without duplication) the directors, trustees, officers, employees, attorneys and agents of each of the foregoing.

            "Interest Expense" means, for any Person, for any period, the sum (without duplication) of (a) all interest accrued (or accreted) on Indebtedness of such Person during such period whether or not actually paid plus (b) the net amount accrued under any Interest Rate Hedging Agreements (or less the net amount receivable thereunder) during such period.

            "Interest Rate Hedging Agreement" means any rate swap, cap or collar agreement to which any or all of the Loan Parties are party.

            "Investments" has the meaning set forth in Section 5.3 above.

            "JCAHO" - Joint Commission on Accreditation of Healthcare Organizations.

            "Law" means any law (including common law), constitution, statute, treaty, convention, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

            "Lender" has the meaning ascribed to such term in the preamble hereto.

            "Lender Parties" means, collectively, the Lenders and the Agents.

            "Licenses" means any and all licenses, including provisional licenses, certificates of need, JCAHO and/or other accreditations, permits, franchises, rights to conduct business, approvals by a Governmental Authority or otherwise, consents, qualifications, operating authority, and/or any other authorizations.

            "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

            "Limitation" means a revocation, suspension, impairment, termination, probation, limitation, non-renewal, forfeiture, declaration of ineligibility, loss of status as a participating provider in a Third Party Payor Arrangement and/or loss of any other rights.

            "Loans" has the meaning ascribed to such term in Section 1.1 of this Agreement.

            "Loan Documents" means this Agreement, the Notes, the Pledge Agreements, and all other agreements and instruments executed in connection herewith or therewith in each case as the same may be amended, modified, restated or supplemented from time to time.

            "Loan Obligations" means all obligations, from time to time, of any Loan Party to any Lender Party or other Indemnified Party under, or arising out of, this Agreement or any Loan Document whether such obligations are direct or indirect, absolute or contingent, due or to become due, now or hereafter arising, (specifically including obligations arising or accruing after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to any Loan Party, or which would have accrued but for the commencement of such proceeding even if the claim is not allowed in such proceeding under applicable law).

            "Loan Parties" means the Borrower, Genesis ElderCare Corp., MultiCare and any other Person who from time to time grants or purports to grant to the Administrative Agent a Lien on any property pursuant to the Pledge Agreement or is a Guarantor of any Loan Obligations.

            "Management Agreement" means any agreement pursuant to which a Person (or group of Persons) manages the business of another Person (or group of Persons).

            "Margin Rules" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

            "Material Adverse Effect" means (a) a material adverse effect on the business, operations, condition (financial or otherwise), properties or prospects of any Loan Party, Multicare and the members of the Multicare Group, taken as a whole, or (b) an adverse effect on the legality, validity, binding effect or enforceability of any Loan Document, or the ability of the Administrative Agent or any Lender Party to enforce any rights or remedies under or in connection with any Loan Document. Without limiting the generality of the foregoing, as used in connection with any provisions respecting the ownership or operation of any Health Care Business, Material Adverse Effect may include, among other things, any loss or suspension of a License or Reimbursement Approval for any material nursing home or other material Health Care Business or material group of nursing homes or other material group of Health Care Businesses of any member of the Multicare Group, or any event, occurrence or matter or series thereof giving rise to a reasonable probability of any of the foregoing consequences.

            "Maturity Date" has the meaning ascribed to such term in Section
1.3.

            "Mellon" means Mellon Bank, N.A., a national banking association, and any successor or assign thereof.

            "Merger" means the merger of the Borrower into Multicare on the terms stated in the Merger Agreement without any change therein or waive of any provision thereof not approved by the Required Lenders.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of June 16, 1997, among the Borrower, Genesis ElderCare Corp. and Multicare.

            "Multicare" means The Multicare Companies, Inc., a Delaware corporation.

            "Multicare Credit Agreement" has the meaning assigned to such term in Section 2.1(t).

            "Multicare Group" means Multicare and/or any of Multicare's Subsidiaries from time to time other than Excluded Subsidiaries.

            "Multicare Guaranty" means the guaranty of even date herewith executed by Multicare in favor of the Administrative Agent and the Lenders, as it may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof and thereof.

            "Multicare Management Agreement" has the meaning ascribed to such term in Section 2.1(g) above.

            "Multicare Management Subordination Agreement" means the Subordination Agreement among Genesis, Multicare and the Agents dated of even date herewith whereby Genesis has agreed to subordinate its rights to payments under the Multicare Management Agreement to the extent and on the terms and conditions as set forth in the Multicare Management Subordination Agreement, which such terms and conditions are subject to the Agents' approval.

            "Multicare Shares" means shares of Multicare common stock, par value $0.01 per share.

            "Multiemployer Plan" means such term in ss.4001(a)(3) of ERISA.

            "Nazem" means Nazem, Inc., a Delaware corporation and (a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "Nazem" includes Genesis ElderCare Portfolio K, L.P.

            "Net Income" means, with respect to any Person, for any period the net earnings (or loss) after taxes of such Person for such period less non-cash interest income, less extraordinary gains plus extraordinary non-cash losses.

            "1995 Subordinated Note Indenture" means the Indenture dated as of June 15, 1995 between Genesis and Delaware Trust Company, as Trustee, relating to the 1995 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

            "1995 Subordinated Notes" means Genesis' 9-3/4% Senior Subordinated Notes issued pursuant to the 1995 Subordinated Note Indenture in the original aggregate principal amount of $120,000,000.

            "1996 Subordinated Note Indenture" means the Indenture, dated as of October 7, 1996, between Genesis and First Union National Bank, as Trustee, relating to the 1996 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

            "1996 Subordinated Notes" means Genesis' 9 1/4% Senior Subordinated Notes issued pursuant to the 1996 Subordinated Note Indenture, in the original aggregate principal amount of ($125,000,000).

            "1997 Subordinated Note Indenture" means the Indenture, dated as of August 11, 1997, between the Borrower, PNC Bank, National Association, as trustee, and Banque Internationale a Luxembourg S.A., as paying agent, relating to the 1997 Subordinated Notes, as such Indenture may be amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

            "1997 Subordinated Notes" means the Borrower's 9% Senior Subordinated Notes issued pursuant to the 1997 Subordinated Note Indenture, in the original principal amount of $250,000,000.

            "Non-U.S. Lender" has the meaning ascribed to such term in Section
1.14 above.

            " Note" means each promissory note of the Borrower issued to a Lender relating to such Lender's Loans and Commitments substantially in the form of Exhibit A-1 hereto, together with any allonges thereto, from time to time, and any promissory note issued in substitution therefor pursuant to the terms hereof, together with all extensions, renewals, refinancings or refundings thereof in whole or part, in each case as the same may be amended, modified, restated or supplemented from time to time.

            "Officer's Compliance Certificate" means a certificate, as of a specified date, of a Responsible Officer of the Borrower as to each of the following: (a) the absence of any

Event of Default or Default on such date, (b) the truth of the representations and warranties herein and in the other Loan Documents as of such date.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Pension Plan" means a pension plan (as defined in ss.3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA or subject to ss.412 of the Code and maintained by the Borrower or any member of its Controlled Group.

            "Permitted Liens" has the meaning set forth in Section 5.2 above.

            "Person" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, Governmental Authority or any other entity.

            "Plan" means an employee benefit plan (other than a Multiemployer
Plan) as defined in ss.3(3) of ERISA which is either (1) maintained by the Borrower or any member of its Controlled Group, or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of its Controlled Group is then making or accruing an obligation to make contributions or has ever been obligated to make contributions.

            "Pledge Agreements" means (i) the pledge agreement of even date herewith executed by the Borrower in favor of the Administrative Agent for the benefit of itself and the Lenders, and (ii) the pledge agreement of even date herewith executed by Genesis ElderCare Corp. in favor of the Administrative Agent for the benefit of itself and the Lenders, as each may be amended, modified, restated or supplemented from time to time in accordance with the terms hereof and thereof.

            "Put/Call Agreement" means the Put/Call Agreement dated _________, 1997, among Genesis, TPG and Cypress.

            "Prime Rate" means the greater of (A) the interest rate per annum announced from time to time by the Administrative Agent as its prime rate or (B) the Federal Funds Rate plus .50%. The Prime Rate may be greater or less than other interest rates charged by the Administrative Agent to other borrowers.

            "Prohibited Transaction" has the meaning given to such term in ss.406 of ERISA or ss.4975(c) of the Code.

            "Quarterly Payment Date" means the last Business Day of each January, April, July and October.

            "Registered Noteholder" has the meaning ascribed to such term in
Section 1.14 above.

            "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date (including any applicable law that shall have become such as the result of any act of omission of the Borrower or any of its Affiliates, without regard to when such applicable law shall have been enacted or implemented), whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any Bank Tax.

            "Reimbursement Approvals" means, with respect to all Third Party Payor Arrangements, any and all certifications, provider numbers, provider agreements, participation agreements, accreditations (including JCAHO accreditation) and/or any other agreements with or approvals by organizations and Governmental Authorities.

            "Rental Expense" means, with respect to any Person for any period, the aggregate rental obligations of such Person, payable in respect of any leases other than Capital Leases during such period, but in any case including obligations for taxes, insurance, maintenance and similar costs which the lessee is obligated to pay under the terms of such leases and which are attributable to the leases for such period (whether such amounts are accrued or paid during such period).

            "Required Lenders" means, as of any date, Lenders otherwise eligible to vote pursuant to the terms of this Agreement holding, in the aggregate, at least 51% of the outstanding Loans and unused Commitments held by all Lenders so eligible to vote.

            "Reserved Commitment" has the meaning ascribed to such term in
Section 1.1(b).

            "Responsible Officer" of a Person means the President, the Secretary, the Chief Executive Officer, any Vice President, the Controller, the Treasurer or the Chief Financial Officer of such Person.

            "Secured Parties" has the meaning ascribed to such term in the Pledge Agreements.

            "Subsidiary" of a Person at any time means:

                  (a) any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;

                  (b) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person;

                  (c) any partnership, limited liability company, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person; or

                  (d) any entity which is consolidated with such Person for
            financial reporting purposes.

            "Tax" means any federal, state, local or foreign tax assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

            "Tax Sharing Agreement" means the Tax Sharing Agreement among the members of the Multicare Group, Genesis ElderCare Corp. and the Excluded Subsidiaries delivered pursuant to the Multicare Credit Agreement.

            "Tendered Multicare Shares" means Multicare Shares tendered pursuant to the Tender Offer.

            "Tender Offer" means the Borrower's offer to purchase the outstanding Multicare Shares as contained in its "Offer to Purchase for Cash All Outstanding Shares of Common Stock of the Multicare Companies," dated June 20, 1997, as extended from time to time.

            "Third Party Payor Arrangements" means any and all arrangements with Medicare, Medicaid, CHAMPUS, and any other Governmental Authority, or quasi-public agency, Blue Cross, Blue Shield, any and all managed care plans and organizations, including but not limited to HMOs and preferred provider organizations, private commercial insurance companies, employee assistance programs and/or any other third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies.

            "TPG" means TPG Partners II, L.P., a Delaware limited partnership and (a) any Subsidiary thereof and (b) any other Affiliate thereof reasonably acceptable to the Administrative Agent. Without limiting the generality of the foregoing, "TPG" includes TPG Paralell II, L.P., TPG Investors II, L.P. and TPG MC Coinvestment, L.P.

            "Transaction Documents" means each of the material documents as may exist on the date that the Tender Offer is consummated with such changes as are permitted by the terms of this Agreement respecting (i) the Tender Offer, (ii) the Merger, (iii) the relationship between Genesis, Cypress, Nazem and TPG and the rights and obligations relating thereto and (iv) related matters including the Put/Call Agreement, the Shareholders Agreement respecting Genesis ElderCare Corp. and the Merger Agreement.

            "United States Person" has the meaning ascribed to such term in
Section 1.12 above.

            "Withdrawal Liability" has the meaning given to such term in ss.4201 of ERISA.

      8.2 CONSTRUCTION. In this Agreement and each other Loan Document, unless the context otherwise clearly requires,

            (a) references to the plural include the singular, the singular the plural and the part the whole;

            (b) "or" has the inclusive meaning represented by the phrase
"and/or;"

            (c) the terms "property" and "assets" each include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired;

            (d) the words "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document;

            (e) the words "includes" and "including" (and similar terms) in this Agreement or any other Loan Document mean "includes, without limitation" and "including, without limitation," respectively whether or not stated; and

            (f) references to "determination" (and similar terms) by any Lender Party include good faith estimates by such Lender Party (in the case of quantitative determinations) and good faith beliefs by such Lender Party (in the case of qualitative determinations).

No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to this Agreement or any other Loan Document. The section and other headings contained in this Agreement and in each other Loan Document, and any tables of contents contained herein or therein, are for reference purposes only and shall not affect the construction or interpretation of this Agreement or such other Loan Document in any respect. Whenever this Agreement requires the delivery of financial projections, it is understood that the projections shall be made in good faith, consistent with the Loan Documents and based on the Borrower's reasonable judgment as to the anticipated financial performance and results of operations. However, any such financial projections shall not constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

      8.3 ACCOUNTING PRINCIPLES.

            (a) As used herein, "GAAP" means generally accepted accounting principles (other than as set forth in this Section 8.3(a) as to consolidation) in the United States, applied on a basis consistent with the principles used in preparing the financial statements of Multicare and its consolidated Subsidiaries as of December 31, 1996 and for the fiscal year then ended. When the word "consolidated" is used in this Agreement, it shall be used in a manner consistent with generally accepted accounting principles in the United States except that such principles relating to what entities shall be consolidated shall be superseded by any terms of this Agreement which designate what entities shall be consolidated for purposes relating hereto.

            (b) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all financial statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 NOTICES. Unless otherwise expressly provided under this Agreement all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Agreement (and unless otherwise specified, in each other Loan Document) shall be by telephone (immediately confirmed in writing) or in writing (including facsimile communication) and if in writing shall be delivered by hand, nationally recognized overnight courier or U.S. mail or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages of this Agreement or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective unless otherwise expressly provided, telephonic notices must be confirmed in writing no later than the next day by letter or facsimile, (d) if given by U.S. mail, the day after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, further, that notices to the Administrative Agent shall not be effective until received. Any Lender giving any notice to the Borrower shall simultaneously send a copy of such notice to the Administrative Agent, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice. Except as otherwise provided in this Agreement, in the event of a discrepancy between any telephonic or written notice, the written notice shall control.

      9.2 PRIOR UNDERSTANDINGS; ENTIRE AGREEMENT. This Agreement and the other Loan Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein except as expressly provided otherwise (e.g., certain fee agreements and fee arrangements set forth in the commitment letter relating hereto and indemnification obligations under the Existing Credit Agreement). This Agreement and the other Loan Documents represent the entire agreement between the parties to this Agreement with respect to the transactions contemplated hereby or thereby and, except as expressly provided herein or in the other Loan Documents, shall not be affected by reference to any other documents.

      9.3 SEVERABILITY. Every provision of this Agreement and each of the other Loan Documents is intended to be severable, and if any term or provision of this Agreement or any of the other Loan Documents shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      9.4 DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Agreement.

      9.5 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

      9.6 NON-MERGER OF REMEDIES. The covenants and obligations of the Borrower and the rights and remedies of the Administrative Agent and other Lender Parties hereunder and under the other Loan Documents shall not merge with or be extinguished by the entry of a judgment hereunder or thereunder, and such covenants, obligations, rights and remedies shall survive any entry of a judgment until payment in full of the Loans Obligations and termination of the Commitment. All obligations under the Loan Documents shall continue to apply with respect to and during the collection of amounts due under the Loan Documents or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms of this Agreement or of any rights under this Agreement or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings. Without limiting the generality of the foregoing, post-judgment interest rate shall be the interest rate provided in paragraph (c) of Section
1.7 above.

      9.7 NO IMPLIED WAIVER; CUMULATIVE REMEDIES. No course of dealing and no delay or failure of the Administrative Agent or any other Lender Party in exercising any right, power or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the other Lender Parties under this Agreement and any other Loan Document are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any other Lender Party would otherwise have hereunder or thereunder, at law, in equity or otherwise. Any waiver of a specific default made in accordance with Section 9.8 below shall be effective only as to such specific default and shall not apply to any subsequent default.

      9.8 AMENDMENTS; WAIVERS. Any term, covenant, agreement or condition of any Loan Document to which the Lenders (or the Administrative Agent) are party may be amended, and any right under the Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Required Lenders (or by the Administrative Agent at the direction of the Required Lenders); provided, however, if the rights and duties of the Administrative Agent are affected thereby such amendment or waiver must be executed by the Administrative Agent; and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by each Lender referred to below, if it would

                  (a) increase such Lender's Commitment or the outstanding amount of such Lender's Loans,

                  (b) extend the maturity of the Note of such Lender,

                  (c) decrease the rate of interest or amount of fees due to such Lender or decrease the principal amount in respect of the Note of such Lender or extend the time of payment of interest or fees due to such Lender, provided that the written consent of the Required Lenders, rather than the consent of all Lenders, shall be sufficient to waive imposition of the Default Rate, or

                  (d) change the number of Lenders which are required to consent to any proposed action under this Agreement before such action may be taken under this Agreement if such change could cause such Lender to lose its right to participate in such consent;

and provided, further, that no such amendment or waiver shall be effective unless in writing and signed by all the Lenders if it would

                  (i) amend the definition of "Required Lenders" or

                  (ii) release the Borrower of its Obligations or release any guaranty or collateral security granted pursuant to the Loan Documents.

Further, the Administrative Agent and the Lenders may amend or modify the provisions of Article 7 hereof (except for Section 7.9 (Successor Administrative Agent) and paragraph (b) of Section 7.12 (Other Agents)) without the need for any consent or approval from the Borrower, it being acknowledged that the Borrower is not a third party beneficiary of the provisions of said Article 7 (except for Section 7.9 (Successor Administrative Agent) and paragraph (b) of
Section 7.12 (Other Agents)) and (y) without the consent of any Lenders, the Administrative Agent may enter into amendments and modifications to this Agreement and the other Loan Documents as necessary or desirable to cure any ambiguities herein or therein or to add additional borrowers or add additional Collateral.

      9.9 SUCCESSORS AND ASSIGNS

            (a) Assignments by the Borrower. Without the prior written consent of all of the Lenders, the Borrower may not assign any of its rights or delegate any of its duties or obligations under this Agreement or any other Loan Document.

            (b) Participations. Any Lender may sell participations to one or more Eligible Institutions of all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment); provided, however, that, with respect to any Lender, (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations, (iii) all amounts payable by the Borrower under this Agreement shall be determined as if such transferor Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred, (iv) such participant shall agree to be bound by the provisions of this Agreement and the other Loan Documents, and (v) with respect to any sale of a participation hereunder, such Lender shall contemporaneously sell to the same participant a proportionately equal amount of its interest in the Multicare Credit Agreement and (vi) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such transferor Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole rights and responsibility vis-a-vis the Borrower to enforce the obligations of the Borrower relating to the Loans, including the right to approve any amendment, modification or waiver of any provision of this Agreement (except that such Lender may give its participants the right to direct such Lender to approve or disapprove any amendment, modification or waiver which would require such Lender's consent under clause
(a) (b), (c), (i) or (ii) of the preceding Section 9.8).

            (c) Assignments by Lenders. Each Lender may assign to one or more Eligible Institutions all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of its Commitment) and the other Loan Documents; provided, however, that with respect to any assignment,
(i) unless the assignee is (prior to the effective time of the assignment) an Existing Lender or an Affiliate of an existing Lender, the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower must give their prior written consent to such assignment (which consents shall not be unreasonably withheld), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower, for their acceptance, an Assignment and Acceptance Agreement in form and content satisfactory to the Administrative Agent (the "Assignment and Acceptance"), together with (A) any Note subject to such assignment, and (B) a processing and recordation fee of $3,500 (or such lesser amount as is required for the Administrative Agent to receive an aggregate amount equal to $3,500.00 under this Agreement and the

Multicare Credit Agreement in respect of such transfer), (iii) no Lender may make a partial assignment if the amount of its portion of the Commitment and (without duplication) the outstanding Loans, together with the amount of its interest under the Multicare Credit Agreement assigned in accordance with clause
(v) below, is, or after giving effect to the proposed assignment would be, less than Ten Million Dollars ($10,000,000.00), (iv) unless the assignee is (prior to the effective time of the assignment) a Lender hereunder, the aggregate amount of any interest so sold to any assignee pursuant to any partial assignment hereunder, together with the aggregate amount so sold to such assignee in accordance with clause (v) below, may not be less than Ten Million Dollars ($10,000,000.00), and (v) with respect to any assignment of an interest hereunder, the assignor shall contemporaneously assign to the same assignee a proportionately equal amount of its interest under the Multicare Credit Agreement.

            "Partial assignment" as used in clauses (iii) and (iv) above means any assignment of a Lender's rights and obligations hereunder except an assignment of all of such Lender's rights and obligations such that after the assignment such Lender shall have no Commitment and no interest in any Loans hereunder. Upon compliance with clauses (i) through (iii) above, from and after the effective date specified in the relevant Assignment and Acceptance, (x) the assignee shall be a party to this Agreement and the other Loan Documents to which the assignor was a party, and to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and under the other Loan Documents and (y) the assigning Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents.

            (d) Procedures Respecting Assignment. Upon their receipt of an Assignment and Acceptance executed by the assignor and the assignee, subject to the conditions set forth in the preceding paragraph (c), the Administrative Agent and (unless an Event of Default shall have occurred and be continuing) the Borrower shall accept such Assignment and Acceptance. Within thirty (30) days after such Assignment and Acceptance is signed and accepted by all parties, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent new Notes in exchange for the surrendered Notes, each to the order of such assignee in an amount equal to its portion of the Commitment and Loans assigned to it pursuant to such Assignment and Acceptance and new Notes to the order of the assigning Lender in an amount equal to the Commitment and Loans retained by it. Such Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the date of such surrendered Notes (each assignee shall confirm in the Assignment and Acceptance that, notwithstanding the date of the new Notes made in favor of such assignee, such assignee shall have no right to, or interest in, any fees or interest which shall have accrued on the Loans prior to the effective date of the Assignment and Acceptance). Cancelled Notes shall be returned to the Borrower upon the execution of such new Notes.

            (e) Assignments to Federal Reserve Bank. Notwithstanding any of the terms of this Section 9.9, without the consent of the Administrative Agent or the Borrower, any Lender may assign all or any portion of its rights to payments in connection with this Agreement to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Such assignment shall not affect any other rights or any obligations of the assigning Lender.

      9.10 COUNTERPARTS; PHOTOCOPIED OR TELECOPIED SIGNATURE PAGES. Any Loan Document may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be as effective as delivery of a manually executed counterpart of such Loan Document.

      9.11 MAXIMUM LAWFUL INTEREST RATE. Notwithstanding any provision contained in this Agreement or the Notes or any other Loan Document, the total liability of the Borrower for payment of interest pursuant to this Agreement and the Notes shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from the Borrower, and if any payment by the Borrower includes interest in excess of such a maximum amount, each Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant to this Agreement and the Notes, or if none is due, to the other Loan Obligations, if any, and then such excess shall be refunded to the Borrower.

      9.12 INDEMNIFICATION.

            (a) Whether or not any fundings are made under this Agreement, the Borrower shall unconditionally upon demand, pay or reimburse the Administrative Agent and other Lender Parties for, and indemnify and save the Administrative Agent, the other Lender Parties and their respective Affiliates, officers, directors, employees, agents, attorneys, shareholders and consultants (collectively, "Indemnitees") harmless from and against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnitee as a result of, or arising out of, or in any way related to or by reason of, this Agreement or any other Loan Document, the Tender Offer, the Merger, any transaction actually or proposed to be financed in whole or in part or directly or indirectly with the proceeds of any Loan, any transaction contemplated by the Transaction Documents, but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements that the Borrower proves were the result solely of the gross negligence or willful misconduct of such Indemnitee, as finally determined by a court of competent jurisdiction. If and to the extent that the foregoing obligations of the Borrower under this paragraph (a), or any other indemnification obligation of the Borrower hereunder or under any other Loan Document are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

            (b) Without limiting the generality of the foregoing, the Borrower hereby indemnifies and agrees to defend and hold harmless each Indemnitee, from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and attorneys', consultants' and experts' fees) arising out of or in any way relating to: (i) the use, handling, management, production, treatment, processing, storage, transfer, transportation, disposal, release or threat of release of any Environmental Concern Material by or on behalf of, the Borrower or any of its Environmental Affiliates; (ii) the presence of Environmental Concern Materials on, about, beneath or arising from any premises owned or occupied by the Borrower or any of its Environmental Affiliates (herein collectively, the "Premises"); (iii) the failure of the Borrower or any of its Environmental Affiliates or any occupant of any Premises to comply with the Environmental Laws; (iv) the breach by the Borrower of any of the representations, warranties and covenants contained herein or in any Loan Documents; (v) Regulatory Actions (as hereinafter defined) and Third Party Claims (as hereinafter defined); or (vi) the imposition or recording of a Lien against any Premises in connection with any release at, on or from any Premises or any activities undertaken on or occurring at any Premises, or arising from such Premises or pursuant to any Environmental Law. The Borrower's indemnity and defense obligations under this section shall include, whether foreseeable or unforeseeable, any and all costs related to any remedial action. "Regulatory Action" means any notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, consent decree, action, litigation or proceeding brought or instituted by any governmental authority under or in connection with any Environmental Law involving the Borrower or any occupant of any of the Premises or involving any of the Premises or any activities undertaken on or occurring at any Premises. "Third Party Claims" means claims by a party (other than a party to this Agreement and other than Regulatory Actions) based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to Environmental Concern Materials on, about, beneath or arising from any Premises or in any way related to any alleged violation of any Environmental Laws or any activities undertaken on or occurring at any Premises.

            (c) The indemnities contained herein shall survive repayment of the Loan Obligations, termination of the Commitment and satisfaction, release, and discharge of the Loan Documents, whether through full payment of the Loans, foreclosure, deed in lieu of foreclosure or otherwise.

            (d) The foregoing amounts are in addition to any other amounts which may be due and payable to the Administrative Agent and/or the Lenders under this Agreement. A certification by the Administrative Agent or a Lender hereunder of the amount of liabilities, losses, costs, expenses, claims and/or charges shall be conclusive, absent manifest error.

      9.13 EXPENSES

            (a) Whether or not there shall be any funding the Borrower agrees to pay promptly or cause to be paid promptly and to hold harmless:

                  (i) with respect to matters relating to clause (A) of this paragraph (i), the Agents, and with respect to clauses (B) and (C) of this paragraph (i), the Administrative Agent (and after an Event of Default and for the period in which the same shall continue, each Lender Party) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting, evaluation and consulting costs) incurred by it from time to time arising from or relating to (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, (B) the administration and performance of this Agreement and the other Loan Documents, and (C) any requested amendments, modifications, supplements, waivers or consents (whether or not ultimately entered into or granted) to this Agreement or any other Loan Document;

                  (ii) the Administrative Agent (and after an Event of Default, and for the period in which the same shall continue, each Lender Party with respect to matters relating to clause (B) of this paragraph (ii)) against liability for the payment of all reasonable out-of-pocket costs and expenses (including but not limited to reasonable fees and expenses of counsel, including local counsel, auditors, consulting engineers, appraisers, and all other professional, accounting evaluation and consulting costs) incurred by it from time to time arising from or relating to the enforcement or preservation of rights under, or administration of, this Agreement or any other Loan Document (including but not limited to any such costs or expenses arising from or relating to (A) the creation, perfection or protection of any Lien on any Collateral, (B) the protection, collection, lease, sale, taking possession of, preservation of, or realization on, any Collateral, including advances for storage, insurance premiums, transportation charges, taxes, filing fees and the like, (C) collection or enforcement of an outstanding Loan Obligation, and (D) any litigation, proceeding, dispute, work-out, restructuring or rescheduling related in any way to this Agreement or the other Loan Documents); and

                  (iii) each Lender Party against liability for all stamp, document, transfer, recording, filing, registration, search, sales and excise fees and taxes and all similar impositions now or hereafter determined by any Lender Party to be payable in connection with this Agreement or any other Loan Documents.

      9.14 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its Commitment hereunder and the Loan Obligations owing to it, the Administrative Agent shall have the same rights and powers under this Agreement and each other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender," "Holders of Notes" and like terms shall include the Administrative Agent in its individual capacity as such. The Administrative Agent and its Affiliates may, without liability to account, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, enter into Interest Rate Hedging Agreements with, serve as "Administrative Agent" for other financing vehicles, issue letters of credit on behalf of, and engage in any other business with, (a) any Loan Party or any stockholder, Subsidiary or Affiliate of any Loan Party or
(b) any other Person, whether such other Person may be engaged in any conflict or dispute with any Loan Party or any Lender Party or otherwise, as though the Administrative Agent were not the Administrative Agent hereunder.

      9.15 CERTAIN WAIVERS BY BORROWER. The Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Loan Obligations and any requirement that any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Person or any collateral or other direct or indirect security for any of the Loan Obligations. Without limiting the generality of the foregoing, the Borrower acknowledges and agrees that the Administrative Agent or other Lender Party may commence an action against the Borrower whether or not any action is brought against any other Loan Party or against any collateral and it shall be no defense to any action brought against the Borrower that the Lender Parties have failed to bring an action against any other Loan Party or any Collateral.

      9.16 SET-OFF. The Borrower hereby agrees that, to the fullest extent permitted by Law, if any Loan Obligation shall be due and payable (by acceleration or otherwise), each Lender Party shall have the right, without notice to the Borrower, to set-off against and to appropriate and apply to such Loan Obligation any indebtedness, liability or obligation of any nature owing to the Borrower by such Lender Party, including but not limited to all deposits now or hereafter maintained by the Borrower with such Lender Party. Such right shall exist whether or not such Lender Party or any other Person shall have given notice or made any demand to the Borrower or any other Person. The Borrower hereby agrees that, to the fullest extent permitted by Law, any participant and any Affiliate of any Lender Party or any participant shall have the same rights of set-off as a Lender Party as provided in this Section 9.16. The rights provided by this Section 9.16 are in addition to all other rights of set-off and banker's lien and all other rights and remedies which any Lender Party (or any such participant, or Affiliate) may otherwise have under this Agreement, any other Loan Document, at law or in equity, or otherwise.

      9.17 SHARING OF COLLECTIONS. The Lender Parties hereby agree among themselves that if any Lender Party shall receive (by voluntary payment, realization upon security, charging of accounts, set-off or from any other source) any amount on account of the Loan Obligations in greater proportion than any such amount received by any other Lender Party (based on the relative amount of each such Lender Party's interest in the Loan Obligations), then the Lender Party receiving such proportionately greater payment shall notify each other Lender Party and the Administrative Agent of such receipt, and equitable adjustment will be made in the manner stated in this Section 9.17 so that, in effect, all such excess amounts will be shared ratably among all of the Lender Parties. The Lender Party receiving such excess amount shall purchase (which it shall be deemed to have done simultaneously upon the receipt of such excess amount) for cash from the other Lender Parties a participation in the applicable Loan Obligations owed to such other Lender Parties in such amount as shall result in a ratable sharing by all Lender Parties of such excess amount (and to such extent the receiving Lender Party shall be a participant). If all or any portion of such excess amount is thereafter recovered from the Lender Party making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Lender Party making such purchase. The Borrower hereby consents to and confirms the foregoing arrangements. Each participant shall be bound by this Section 9.17 as fully as if it were a Lender hereunder.

      9.18 OTHER LOAN DOCUMENTS. Each Lender acknowledges that on signing this Agreement it is bound by the terms of the Loan Documents.

      9.19 CERTAIN BORROWER ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that neither the Administrative Agent nor any other Lender Party has any fiduciary relationship with, or any fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents and the relationship between the Administrative Agent and the other Lender Parties, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

      9.20 CONSENT TO JURISDICTION, SERVICE AND VENUE; WAIVER OF JURY TRIAL.

            (a) Consent to Jurisdiction. For the purpose of enforcing payment and performance of the Loan Documents, including, any payment under the Notes and performance of other obligations under the Loan Documents, or in any other matter relating to, or arising out of, the Loan Documents, the Borrower hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Pennsylvania or of any federal court located in such state, waive personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in Section 9.1 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. The Borrower hereby waives the right to contest the jurisdiction and venue of the courts located in the Commonwealth of Pennsylvania on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Administrative Agent in any court outside the Commonwealth of Pennsylvania, or (b) any other Lender other than in a state within the United States designated by such Lender. The provisions of this Section 9.20 shall not limit or otherwise affect the right of the Administrative Agent or any other Lender Party to institute and conduct an action in any other appropriate manner, jurisdiction or court.

            (b) WAIVER OF JURY TRIAL; DAMAGES. NEITHER ANY LENDER PARTY NOR THE BORROWER NOR ANY OTHER LOAN PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR INVOLVING ANY COLLATERAL OR ANY GUARANTY RELATING TO THE INDEBTEDNESS HEREUNDER OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION 9.20 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE ADMINISTRATIVE AGENT NOR ANY LENDER NOR ANY REPRESENTATIVE OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH (b) OF SECTION 9.20. THE PROVISIONS OF THIS SECTION 9.20 HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 9.20 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

            IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                        BORROWER:

                                              GENESIS ELDERCARE ACQUISITION
                                              CORP., a Delaware corporation


                                              By
                                                --------------------------------
                                                Name:
                                                Title:

                                              Address for notices:

                                                Suite 100
                                                148 West State Street
                                                Kennett Square, PA 19348

                                                Attention: Senior Vice
                                                President and Chief
                                                Financial Officer

                                                Telephone: 610-444-6350
                                                Facsimile: 610-444-3365

                                  AGENTS AND LENDERS:

                                        MELLON BANK, N.A., as a Lender
                                        and as Administrative Agent


                                        By
                                          --------------------------------
                                          Name:
                                          Title:

                                        Address for notices:

                                           street address:

                                           AIM 199-5220
                                           Mellon Independence Center
                                           701 Market Street
                                           Philadelphia, Pennsylvania 19106

                                        mailing address:

                                           AIM 199-5220
                                           P.O. Box 7899
                                           Philadelphia, Pennsylvania 19101-7899

                                        Attention: Linda WP,
                                           Loan Administration

                                        Telephone: 215-553-4583
                                        Facsimile: 215-553-4789

                                        With a copy to

                                           Plymouth Meeting Executive Campus
                                           610 W. Germantown Pike, Suite 200
                                           Plymouth Meeting, Pennsylvania 19462

                                           Attention: Barbara J. Hauswald
                                              Vice President

                                        Telephone: 610-941-8409
                                        Facsimile: 610-941-4136

                                        With a copy for notices respecting
                                           assignments to:

                                           MELLON BANK, N.A.
                                           One Mellon Bank Center, 45th Floor
                                           Pittsburgh, PA  15258-0001

                                           Attention: Dean Hazleton

                                        Telephone: 412-236-0316
                                        Facsimile: 412-234-4612

                                        CITICORP USA, INC., as a Lender and as a Syndication Agent


                                        By
                                          --------------------------------
                                          Name:
                                          Title

                                        Address for notices:

                                           399 Park Avenue
                                           8th Floor, Zone 6
                                           New York, NY 10043

                                           Attention:  Margaret A. Brown

                                           Telephone:  212-559-0501
                                           Facsimile:  212-793-0289

                                        FIRST UNION NATIONAL BANK, as a Lender
                                        and as Documentation Agent


                                        By
                                          --------------------------------
                                          Name:
                                          Title:

                                        Address for notices:

                                          One First Union Center TW-5
                                          Charlotte, NC  28288-0735

                                          Attention:  Mr. Joseph H. Towell

                                          Telephone:  704-383-3844
                                          Facsimile:  704-374-4092

                                        NATIONSBANK, N.A., as a Lender and as a
                                        Syndication Agent


                                        By
                                          -------------------------------
                                          Name:
                                          Title:

                                        Address for notices:

                                           101 North Tryon Street
                                           15th Floor
                                           Charlotte, NC 28225
                                           NC1-001-15-11

                                           Attention: Jacquetta Banks

                                           Telephone: 704-388-1111
                                           Facsimile: 704-386-8694

                                        With a copy to:

                                           100 North Tryon Street
                                           8th Floor
                                           Charlotte, NC 28225
                                           NC1-007-0813

                                           Attention: Scott S. Ward

                                           Telephone: 704-388-7839
                                           Facsimile: 704-388-6002

                                    JOINDERS

      GENESIS ELDERCARE CORP. and THE MULTICARE COMPANIES, INC. hereby join in the execution and delivery of this Agreement and, by so doing, (1) confirm the accuracy of all representations and warranties in this Agreement concerning them, both as of the date of this Agreement and as of each time on which such representations and warranties are deemed to be restated, and (2) agree to perform and comply with (and, in the case of Multicare, cause its Subsidiaries to comply with) all covenants and obligations stated in this Agreement to be applicable to them or which the Borrower agrees to cause them to perform or comply with. The obligations of the undersigned under this joinder are separate from and independent of their obligations under the Genesis ElderCare Guaranty, the Multicare Guaranty, the Pledge Agreements and any other Loan Documents to which either of them is or becomes a party. Further, Genesis ElderCare Corp. agrees that all cash proceeds it receives from the issuance or sale of equity securities or as capital contributions will be immediately contributed by it to the capital of the Borrower or, after the Merger, Multicare.


GENESIS ELDERCARE CORP.              THE MULTICARE COMPANIES, INC.


By                                   By
  -------------------------------      ------------------------------------
  Name:                                Name:
  Title:                               Title: